UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE GREATER CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida	7370	30-0842570
(State or other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

244 2nd Ave N., Suite 9, St. Petersburg, FL 33701

(727) 482-1505

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sylios Corp

244 2nd Ave N., Suite 9

St. Petersburg, FL 33701

(727) 482-1505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

John E. Lux, Esq.

1629 K Street, Suite 300

Washington, DC 20006

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee (2)
Common Stock offered by Selling Stockholders, par value $0.001 per share (3)		$.25		$696.19	*
Total	$		$

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (“Securities Act”). The selling shareholders will offer their shares at $.25 per share until the Company’s shares are quoted on the OTC Markets (https://www.otcmarkets.com) Bulletin Board as an OTCQB qualified security and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

* Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated June 27, 2018

The Greater Cannabis Company, Inc.

24,027, 500

Shares of Common Stock of selling shareholders

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the offering of up to 24,027, 500 shares of our common stock, par value $0.001 per share (“Common Stock”). The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Selling shareholders are offering up to 24,027, 500 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated price. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop. Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, OTC Bulletin Board, or the OTC Pink Sheets. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, auditors have expressed substantial doubt as to our Company’s ability to continue as a going concern. See “Risk Factors” beginning on page, 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is June 27, 2018 .

We are applying to list our Common Stock on the OTC Bulletin Board under the symbol “GCAN." No assurance can be given that our application will be approved.

Our common stock involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 13 before you decide to purchase any of our Common Stock.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the prospectus subsection titled “Emerging Growth Company Status” starting on page 10 .

The Company has minimal revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27 , 2018.

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You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise , or the context otherwise requires, references in the prospectus to “Greater Cannabis Company” the “Company,” “we,” “us” and “our” or similar terms are to The Greater Cannabis Company, Inc.

The Greater Cannabis Company, Inc. Story - Our Company

The Greater Cannabis Company, Inc. was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company remained a wholly owned subsidiary of Sylios Corp, a publicly traded entity under the symbol UNGS, until March 2017. The Company’s business plan is to concentrate on cannabis related investment and development opportunities through its online retail store, direct equity investments, joint ventures, licensing agreements or acquisitions. Our current operations are focused on our online store, GCC Superstore.

Our principal executive office is located at The Greater Cannabis Company, Inc., 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701, and our telephone number is (727) 482-1505.

The Company’s business segments are divided into four operating segments:

1. E-commerce- Through the Company’s wholly owned subsidiary, GCC Superstore, LLC, the Company has established an online store whose merchandise includes pipes, vaporizers, grinders, hemp related products, CBD (Cannabidiol) related products and additional products focusing on the cannabis industry. The online store, GCC Superstore, was opened in June 2017 and can be found at www.gccsuperstore.com. At present, the GCC Superstore carries in excess of 1000 products from 20 suppliers and over 50 brands. The online store operates under a “drop-ship” model which affords it the benefit of less capital expenditure on inventory. Please see NOTE K - SUBSEQUENT EVENTS for further information.

2. Advertising- With the development of the GCC Superstore, the Company will place directed advertising throughout the online store. Advertising will originate through Google AdSense or direct-advertising sales by the Company. The company will also use social media outlets such as Facebook, Twitter and Instagram in an effort to attract customers with product specific advertisements or posts.

3. Licensing- The Company is actively seeking licensing opportunities in the cannabis sector, for intellectual property, products and dispensary means. At present, the Company does not have any active licensing agreements. On July 31, 2014, the Company entered into a Licensing Agreement with Artemis Dispensing Technologies for the development and resell of an automated dispensing product. Under the collaboration and license agreement, Artemis was to be responsible for the development of a high end automated dispensing product. Upon launch and sales of the product, Artemis was to be responsible for the installation, training and customer support for the hardware and software. The Company was to be responsible for direct sales, addition of key distributors and sublicensing of specific territories within the U.S. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect. Please see NOTE C- ARTEMIS LICENSING AGREEMENT for further information.

4. Direct Investments- The Company may, at its election, directly invest in private entities within the cannabis sector either through stock purchase agreements, debentures, joint ventures or a hybrid of each. The Company’s planned investments will focus on those entities whose near-term goals are to maximum shareholder value through the filing of an initial public offering or a corporate event that takes the entity from private to public. Investments will be made through the Company’s wholly owned subsidiary GCC Investment Holdings, LLC.

The GCC Superstore

GCC Superstore Store

The Greater Cannabis Company, Inc. operates the GCC Superstore, an online store built on the Shopify platform. Visitors are able to order pipes, vaporizers, CBD products and other hemp and cannabis related products by selecting the products they would like to order, entering their shipping and billing information and confirming the order. The GCC Superstore is part of the Company’s primary business plan. The Company intends on aggressively expanding its product line over the next two quarters. As a drop-ship business model, the Company is not required to acquire excessive inventory.

The GCC Superstore is accessible at the Company’s a website, www.GCCSuperstore.com. The Company is currently in the process of developing an app as a free mobile application which can be downloaded through the iOS APP Store or the Google Play Marketplace. The Company anticipates that the mobile app will be fully developed and ready for download during the fourth quarter of 2018. There is no guarantee that either marketplace will approve the downloading of the Company’s app due to the nature of our business.

Background GCC Superstore, LLC

On January 9, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new entity, GCC Superstore, LLC. The Articles of Organization were filed with the State of Florida on January 13, 2017 with a requested effective date of January 9, 2017. The GCC Superstore, LLC is a wholly owned subsidiary of the Company.

In June 2017, we launched our online store, GCC Superstore, with limited merchandise such as pipes, vaporizers, CDB, hemp and cannabis related products.

As an online retail store operating under a drop-ship model, GCC Superstore is able to rapidly scale its products and services with minimal marginal costs - each additional brand, category or product that we add to our platform adds negligible server hosting costs. It also allows us to have a virtual presence and exposure to every regulated cannabis market without establishing a costly physical presence in each state. This minimizes the costs of scaling and required capital while, at the same time, offering a direct role in the cannabis industry without ever touching the plant itself.

GCC Superstore, LLC Products

Currently, our products at our online store, GCC Superstore, consist of approximately 1000 SKU’s from 20 suppliers and in excess of 50 brands. Some of the more well-known brands we carry are Atmos, Green Flash Glass, Boundless, Cloud, Exxus, Santa Cruz, Grav, Cali Crusher just to name a few. Our business model consists of two revenue streams through the GCC Superstore. The first is through our direct customer sales and the second is through our business advertising portal throughout the GCC Superstore.

During the year ended December 31, 2017, the Company’s revenue was negatively impacted due to the termination of its former merchant agreement through the Shopify platform. The Company’s former merchant vendor elected to terminate the agreement due to certain products that the GCC Superstore carried and sold. The Company has identified a new merchant vendor that will permit the GCC Superstore to carry certain products such as CBD and Kratom. Once fully implemented, sales transactions can be completed on the GCC Superstore.

In April 2018, the Company entered into negotiations with a third party to outsource the day to day operations of its ecommerce division inclusive of the GCC Superstore. No definitive terms have been reached, but both parties are working towards an Agreement. Under the proposed agreement, the GCC Superstore will be redesigned and product categories expanded. As such, the Company has elected to temporarily take the GCC Superstore offline while the cosmetic and backend work is being completed.

Employees and Consultants

The Greater Cannabis Company, Inc. has 1 part-time employee, and two part-time independent contractors. The Company has utilized the services of two web development firms to build out the GCC Superstore. The Company’s current President, Wayne Anderson, also serves in the role of another publicly traded company, Sylios Corp. The Company anticipates that it will need to retain the services of additional management and key personnel in the near future to further its business plan.

Facilities

Our principal executive offices are now located at 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701. Our registered office in Florida is located at 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701, and our registered agent is our former parent company, Sylios Corp.

Market Conditions

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

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Going Concern

The Company is a development stage Enterprise and has not commenced planned principal operations. The Company had minimal revenues and has incurred losses of $1,001,300 for the period March 14, 2014 (inception) through the quarter ended March 31, 2018 and negative working capital of $475,925 at March 31, 2018. In addition, the Company incurred losses of $915,997 for the period March 14, 2014 (inception) through December 31, 2017 and negative working capital of $390,622 at December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see NOTE B- GOING CONCERN for further information.

Company Information

We are a Florida for-profit corporation. Our corporate address is 244 2nd Ave N., Suite 9, St Petersburg, FL 33701, our telephone number is (727) 482-1505 and our website is www.greatercannabiscompany.com. The information on our website and/or mobile apps (which is in development) is not a part of this prospectus.

Government Regulation

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

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Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “-The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “-FinCEN”).

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Farr Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. The Rohrabacher-Farr Amendment is effective through April 28, 2017, but as an amendment to an appropriations bill, it must be renewed annually. The Compassionate Access Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) has been introduced in the U.S. Senate, which proposes to reclassify cannabis under the CSA to Schedule II, thereby changing the plant from a federally criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

However, as of the date of this filing, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Farr Amendment has not yet been renewed beyond April 28, 2017, and the new administration under President Trump has not yet indicated whether it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or the FinCEN Guidelines. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government. However, as of the date of this filing, we have provided products and services to state-approved cannabis cultivators and dispensary facilities. As a result of our providing ancillary products and services to state-approved cannabis cultivators and dispensary facilities, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the Cole Memo (see “-The Cole Memo”) and the FinCEN Guidelines (see “-FinCEN”), where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

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The Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

FinCEN

FinCEN provided guidance regarding how financial institutions can provide services to cannabis-related businesses consistent with their BSA obligations. For purposes of the FinCEN guidelines, a “financial institution” includes any person doing business in one or more of the following capacities:

●	bank (except bank credit card systems);

●	broker or dealer in securities;

●	money services business;

●	telegraph company;

●	card club; and

●	a person subject to supervision by any state or federal bank supervisory authority.

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In general, the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution. These factors may include its particular business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. Thorough customer due diligence is a critical aspect of making this assessment.

In assessing the risk of providing services to a cannabis-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

As part of its customer due diligence, a financial institution should consider whether a cannabis-related business implicates one of the Cole Memo Enforcement Priorities or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a cannabis-related business. Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a cannabis-related business would be required to file suspicious activity reports.

While we believe we do not qualify as a financial institution in the United States, we cannot be certain that we do not fall under the scope of the FinCEN guidelines. We plan to use the FinCEN Guidelines, as may be amended, as a basis for assessing our relationships with potential tenants, clients and customers. As such, as we engage in financing activities, we intend to adhere to the guidance of FinCEN in conducting and monitoring our financial transactions. Because this area of the law is uncertain but expected to evolve rapidly, we believe that FinCEN’s guidelines will help us best operate in a prudent, reasonable and acceptable manner. There is no assurance, however, that our activities will not violate some aspect of the CSA. If we are found to violate the federal statute or any other in connection with our activities, our company could face serious criminal and civil sanctions.

Moreover, since the use of cannabis is illegal under federal law, we may have difficulty acquiring or maintaining bank accounts and insurance, and our stockholders may find it difficult to deposit their stock with brokerage firms.

Licensing and Local Regulations

Where applicable, we will apply for state licenses that are necessary to conduct our business in compliance with local laws.

Local laws at the city, county and municipal level add an additional layer of complexity to legalized cannabis. Despite a state’s adoption of legislation legalizing cannabis, cities, counties and municipalities within the state may have the ability to otherwise restrict cannabis activities, including but not limited to cultivation, retail or consumption.

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Zoning sets forth the approved use of land in any given city, county or municipality. Zoning is set by local governments or local voter referendum and may otherwise be restricted by state laws. For example, under certain state laws a seller of liquor may not be allowed to operate within 1,000 feet of a school. There may be similar restrictions imposed on cannabis operators, which will restrict where cannabis operations may be located and the manner and size to which they can grow and operate. Zoning can be subject to change or withdrawal, and properties can be re-zoned. The zoning of our properties will have a direct impact on our business operations.

Our primary business plan includes our online store which sells cannabis, hemp, vape and CBD related products. We intend to remain within the guidelines outlined in the Cole Memo1 (as more fully described in this prospectus), which does not alter the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, but does recommend that U.S. Attorneys prioritize enforcement of Federal law away from the cannabis industry operating as permitted under certain state laws so long as certain conditions are met. However, we cannot provide complete assurance that we are in full compliance with the Cole Memo or any other laws or regulations relating to the cannabis industry. In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this prospectus for more information.

JUMPSTART OUR BUSINESS STARTUPS ACT

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2016, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

●	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to irrevocably opt out of the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

1 See https://www.justice.gov/iso/opa/resources/3052013829132756857467.pdf The “Cole” Memo, Office of Public Affairs, issued by Deputy Attorney General James M. Cole, DAG Memo 8-29-13.

10

THE OFFERING

Securities offered	Up to 24,027, 500 shares of our Common Stock

Offering Amount	$6,006,873

Offering price	$.25 per share of Common Stock

Common Stock Issued and Outstanding Before This Offering	29,380,969 (1)(2)

Common Stock Issued and Outstanding After This Offering	31,880.969 (2)(3)(4)(5) (6)(7)(8)

Risk Factors	See “Risk Factors” beginning on page 13 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	None

Dividends	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

(1)	The number of shares of our common stock outstanding before this Offering is 29,380,969 as of June 8, 2018.

(2)	On May 25, 2017, the Company entered into a Securities Purchase Agreement with Emet Capital Partners, LLC (“EMET”). As per the terms of the Agreement, the Company is required to reserve Two Million Five Hundred Thousand shares (2,500,000) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to EMET in the amount of Fifty-Five Thousand and NO/100 Dollars ($55,000.00). The Two Million Five Hundred Thousand shares (2,500,000) reserved for EMET are included within the Offering, but were not included within the calculation of “Beneficial Ownership Before Offering”, but were included in the “Beneficial Ownership After the Offering” as the Company anticipates that the Convertible Note will be converted contemporaneous with the secondary offering. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

(3)

In addition, EMET was issued a warrant to purchase 440,000 shares of the Company’s common stock. The shares to be issued under the warrant were not included in the Offering, but were included within the calculation “Beneficial Ownership Before Offering.” We will however, receive proceeds from the issuance of 440,000 shares of our common stock underlying the warrant issued to EMET pursuant to the Securities Purchase Agreement dated May 25, 2017. The warrants have an exercise price of $0.50 and are exercisable for a period of five years. Please see NOTE H- ISSUANCE OF COMMON STOCK AND WARRANTS for further information.

(4)	On September 14, 2017, the Company entered into a Securities Purchase Agreement with Emet Capital Partners, LLC (“EMET”). As per the terms of the Agreement, the Company is required to reserve Five Hundred Thousand shares (500,000) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to EMET in the amount of Thirteen Thousand Seven Hundred Fifty and NO/100 Dollars ($13,750.00). The Five Hundred Thousand shares (500,000) reserved for EMET were not included within the Offering, but were included within the calculation of “Beneficial Ownership Before Offering” and in the “Beneficial Ownership After the Offering.” Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

(5)	In addition, EMET was issued a warrant to purchase 110,000 shares of the Company’s common stock. The shares to be issued under the warrant were not included in the Offering, but were included within the calculation “Beneficial Ownership Before Offering.” We will however, receive proceeds from the issuance of 110,000 shares of our common stock underlying the warrant issued to EMET pursuant to the Securities Purchase Agreement dated September 14, 2017. The warrants have an exercise price of $0.50 and are exercisable for a period of five years. Please see NOTE H- ISSUANCE OF COMMON STOCK AND WARRANTS for further information.

(6)	On March 28, 2018, the Company made an Allonge to Emet Capital Partners, LLC to the Note due on September 14, 2018 and issued by the Company on September 14, 2017. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850 ($13,750 – original Principal Amount of the Debenture + $12,100 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As per the terms of the Agreement, the Company is required to increase the original reserve for the September 14, 2017 Securities Purchase Agreement from Five Hundred Thousand shares (500,000) to Two Million Five Hundred Thousand shares (2,500,000). The Two Million Five Hundred Thousand shares (2,500,000) shares reserved for EMET were not included within the Offering, but were included within the calculation of “Beneficial Ownership Before Offering” and in the “Beneficial Ownership After the Offering.” Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

(7)	In addition, EMET was issued a warrant to purchase 98,600 shares of the Company’s common stock. The shares to be issued under the warrant were not included in the Offering, but were included within the calculation “Beneficial Ownership Before Offering.” We will however, receive proceeds from the issuance of 98,600 shares of our common stock underlying the warrant issued to EMET pursuant to the Allonge to the Securities Purchase Agreement dated September 14, 2017. The warrants have an exercise price of $0.50 and are exercisable for a period of five years. Please see NOTE H- ISSUANCE OF COMMON STOCK AND WARRANTS for further information.

(8)	The Five Million (5,000,000) reserved shares of common stock issuable on conversion of the Convertible Notes issued to EMET are included within the calculation of “Beneficial Ownership Before Offering.” Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

11

SUMMARY FINANCIAL DATA

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three months ended March 31, 2018, and the balance sheet data as of March 31, 2018 are derived from our unaudited condensed consolidated financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The statements of operations for the years ended December 31, 2017 and 2016, and balance sheet data as of December 31, 2017, are derived from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

Statements of Operations Data

	For the three months-ended March 31, 2018	For the three months-ended March 31, 2017	For the year-ended December 31, 2017	For the year-ended December 31, 2016
Revenue	$136	-	$-	$-
Loss from operations	$(20,120)	(529,557)	$(622,556)	$(100,000)
Net loss	$(85,303)	(530,307)	$(807,209)	$(103,000)

Balance Sheet Data

	As of March 31, 2018		As of December 31, 2017	As of December 31, 2016
Cash		$993	$993	$-
Total assets		$993	$993	$-
Total liabilities		$476,918	$391,615	$108,788
Total stockholders’ (deficiency)	$	(475,925)	$(309,622)	$(108,788)

12

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT. WE CANNOT BE CERTAIN IF THE REDUCED REPORTING REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR SHARES OF COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which we, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. We cannot predict if investors will find its shares of common stock less attractive because we will rely on some or all of these exemptions. If potential investors find our shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.

If we avail ourselves of certain exemptions from various reporting requirements, the reduced disclosure may make it more difficult for investors and securities analysts to evaluate the Company and may result in less investor confidence.

Risks Relating to Our Financial Condition

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have less than three years of corporate operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the technology, retail and cannabis industries, which are three rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the cannabis field, such as MassRoots, Inc. (“MSRT”), Advanced Cannabis Solutions, Inc. (“CANN”) and Canbiola, Inc. (“CANB”) have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our products;

●	Our ability to obtain and retain existing customers or encourage repeat purchases;

●	Our ability to manage our product inventory;

●	General economic conditions, both domestically and in foreign markets;

●	Advertising and other marketing costs; and

●	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Risks Relating to Our Business and Industry

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 23, 2018, 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, California, Maine, Nevada, Massachusetts and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level. As discussed in the “Cole Memo” the former Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

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Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the Trump Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

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The alternative medicine industry faces strong opposition.

It is believed by many that well-funded, significant businesses may have a strong economic opposition to the medical marijuana industry as currently formed. We believe that the pharmaceutical industry clearly does not want to cede control of any compound that could become a strong selling drug. For example, medical marijuana will likely adversely impact the existing market for Marinol® aka ronabinol, the current “marijuana pill” sold by AbbVie, Inc. The “traditional” pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our services and products and thus on our business, operations and financial condition.

Federal enforcement practices could change with respect to services provided to participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices, or were to expend its resources on enforcement actions against service providers in the cannabis industry, such actions could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis and/or cannabis-related products, and, if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, and our revenues would decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant use and advertise on our products, which would be detrimental to the Company. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Our potential customers clients and companies which we may elect to invest directly with may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

16

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store, GCC Superstore, is only to be used by users who are over 21 years old and located where the use of cannabis is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we run the risk of federal and state law enforcement prosecution.

We have implemented an aggressive content reporting review policy to remove any content which violates our Terms and Conditions. We have introduced a system that automatically flags any posts for review, removal, and possible account suspension that includes certain words such as “gun” or “acid.” As soon as content is flagged by one of GCC Superstore’s automated systems or by another user, it is removed from view until we have had the time to review the content. The Obama Administration determined that it was not an efficient use of resources to direct Federal law enforcement agencies to prosecute those following certain state laws allowing for the use and distribution of medical and recreational cannabis, there can be no assurance that the Trump administration, or future administrations, will not change its stated policy and begin enforcement of the Federal laws against us or our users. Additionally, there can be no assurance that we will not face criminal prosecution from states where the use of cannabis is permitted for the use of cannabis in ways which do not fall under the state law. Finally, even if we attempt to prevent the use of our product in states where cannabis use is not permitted under state law, use of our app by those in such states may still occur and state authorities may still bring an action against us for the promotion of cannabis related material by those residing in such states.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business.

Most of our agreements with suppliers for products carried on our online store, wholesale agreements, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to carry certain products. This, in turn, could negatively affect our ability to meet consumer demand for certain products and thus possibly end our relationship with a customer. Upon expiration or termination of these agreements, our competitors may be able to enter into wholesale agreements to carry products from our existing suppliers which will put the company at a competitive disadvantage in the market. Our current largest supplier is Vapor Outlet. In the event that Vapor Outlet would elect to terminate our relationship, our business could be negatively impacted in the event we were not able to identify a new supplier for the same products.

Failure to properly scale our network could result in diminished user experience.

As our customer base increases at our online store, the network’s infrastructure as it relates to storage space, bandwidth, processing ability, speed and other factors may begin to deteriorate or fail completely. This may result in deteriorating user experience, system failures or system outages for continued periods of time. Additionally, issues with cross-compatibility of our Android, iOS and Web properties may cause system errors, failures or other technical issues.

17

New online store features or changes to existing online store features for the Company’s GCC Superstore could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our GCC Superstore, our online retail portal, is only in its beginning stages and it has begun to generate minimal revenue. There is no guarantee that individual customers will use these features and as a result, we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store;

●	An increase in content that is irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements may discourage user engagement;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the network.

Conflicts of interest may arise from other business activities of our directors and officers.

Our sole officer and director, Wayne Anderson, currently serves in the role as President and Chairman of another publicly traded entity, Sylios Corp (a non-reporting publicly traded company “UNGS” on the OTC Pinksheets). As such, Mr. Anderson may not be able to dedicate the required time to the Company.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Wayne Anderson. We currently do not have an Employment Agreement in place with Mr. Anderson. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $500,000 in capital to fund our operations through December 31, 2018 . We expect to use these cash proceeds, primarily to accelerate our user growth, implement consumer-facing features to boost engagement and sales, expand on our product base at our online store, enter into different cannabis related business portals and remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

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Our monetization strategy is dependent on many factors outside our control.

There is no guarantee that our efforts to monetize The Greater Cannabis Company, Inc. nor its online store, GCC Superstore, will be successful. Furthermore, our competitors may introduce more advanced consumer portals that deliver a greater value proposition to customers shopping for similar products and to cannabis related businesses looking to advertise over the coming months. Customers may stop using our online store for many reasons, including the addition of advertising, preventing any monetization from occurring. The development of our online retail store may take longer than expected and cost more money than projected. Dispensaries may not have credit or bank cards due to banking regulations, which could significantly increase the cost and time required for us to generate revenue. All these factors individually or collectively may preclude us from effectively monetizing our business.

Government actions or digital distribution platform restrictions could result in our products and services being unavailable in certain geographic regions, harming future growth.

Due to our connections to the cannabis industry, governments and government agencies could ban or cause our network or future apps to become unavailable in certain regions and jurisdictions. This could greatly impair or prevent us from registering new customers at our online store in affected areas and prevent current customers from accessing the network. In addition, government action taken against our service providers, suppliers or partners could cause our network to become unavailable for extended periods of time.

Failure to generate customer growth or engagement could greatly harm our business model.

Our business model is reliant on its ability to attract and retain new customers at our online store. There is no guarantee that growth strategies used in the past will continue to bring new customers to our online store. Changes in relationships with our partners, contractors, suppliers and businesses we retain to grow our online store and expand product availability may result in significant increases in the cost to acquire new customers. Additionally, new customers may fail to engage with the network to the same extent current users are, resulting in decreased usage of the network and a potential decrease in revenue. Decreases in the size of our customer base and/or decreased product availability at our online store would greatly impair our ability to generate revenue.

Failure to attract advertising clients could greatly harm our ability to generate revenue.

Our ability to generate revenue is dependent on the continued growth of the online store and its ability to convince advertisers of its value. Should we prove unable to continue to grow our customer base or register advertising partners as the online store grows could significantly impact our ability to generate advertising revenue. There is no guarantee businesses will want to advertise on our online store or that we will be able to generate future revenue from its existing advertising base.

User engagement and growth depends on software and device updates beyond our control.

Our online store is currently available through the internet. With the development of our GCC Superstore mobile “app”, we anticipate it will be available on multiple operating systems, including iOS and Android, across multiple different manufacturers, including Motorola, LG, Apple and Samsung, on thousands of different individual devices. Changes to the device infrastructure or software updates on these devices could render our platforms and services useless or inoperable and require users to utilize our website rather than through the specific application for the user’s device. This could decrease engagement among current users and devalue our value proposition to advertisers. There is no guarantee that the GCC Superstore app will be approved for downloading through the iOS or Android platforms.

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We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of distributing or reselling hemp-based products for personal use or consumption. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established retail and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the technological or cannabis markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Florida law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

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If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

Expansion by our well-established competitors into the cannabis industry could prevent us from realizing anticipated growth in users and revenues.

Competitors in the social network space, such as Twitte r, Instagram and Facebook, have continued to expand their businesses in recent years into other social network and advertising markets. If they decided to expand their business networks into the cannabis community, this could hurt the growth of our business, customer base, potential sales and advertising revenue and cause our revenues to be lower than we expect.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to The Greater Cannabis Company, Inc. and other names and marks used by our business, which could adversely affect the value of the brand.

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. As of the date of this prospectus, we have not submitted our trademark application for our name, The Greater Cannabis Company, Inc. In the event we elect to submit an application to the U.S. Patent and Trademark Office, there is no guarantee that they will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2018 , The Greater Cannabis Company, Inc. expects to begin offering health, dental and vision insurance to its employees at an estimated monthly cost of $5,000-$10,000. The Greater Cannabis Company, Inc. carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our advertisers, to do business with us.

Risks Relating to our Common Stock and Offering

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

There is not yet an established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell common stock. As such, stockholders will have to locate a buyer and negotiate a private sale until a market is established. On August 4, 2017, a market maker filed a Form 211 on the Company’s behalf with the Financial Industry Regulatory Authority (“FINRA”). Our shares are not and have not been listed or quoted on any exchange or quotation system. There can there be no assurance that such an application for quotations will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

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Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

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The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTC Bulletin Board is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

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Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTC Bulletin Board, but it is the Company’s plan that the common shares be quoted on the OTC Bulletin Board. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 29,380,969 shares of common stock are issued and outstanding as of June 26, 2018 . Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

We have warrants issued and outstanding which are convertible into our common stock. A conversion of such equity instruments could have a dilutive effect to existing shareholders.

At March 31, 2018, we had warrants issued and outstanding, exercisable into 648,600 shares of our common stock at $0.50 per share. If we issue more warrants in the future, the exercise of the warrants into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

Rule 144 sales in the future may have a depressive effect on our stock price

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering 19,030 shares of our outstanding 24,027,493 shares included within this Registration Statement so officers, directors and affiliates will be able to sell a portion of their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, may sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

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Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Because directors and officers currently and for the foreseeable future will continue to control The Greater Cannabis Company, Inc., it is not likely that you will be able to elect directors or have any say in the policies of The Greater Cannabis Company, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of The Greater Cannabis Company, Inc. beneficially own approximately 25% of our outstanding common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements include, among other things, statements regarding:

●	the growth of our business and revenues and our expectations about the factors that influence our success;

●	our plans to continue to invest in systems, facilities, and infrastructure, increase our hiring and grow our business;

●	our plans for the build out and expansion of our online store and portal, GCC Superstore, and the strategy and timing of any plans to monetize our network;

●	our user growth expectations;

●	our ability to attain funding and the sufficiency of our sources of funding;

●	our expectation that our cost of revenues, development expenses, sales and marketing expenses, and general and administrative expenses will increase;

●	fluctuations in our capital expenditures; and

●	our plans for potential business partners and any acquisition plans;

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as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this registration statement, of which this prospectus is a part, including the risks described under “Risk Factors.” Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision. In addition, as discussed in “Risk Factors,” our shares may be considered a “penny stock” and, as a result, the safe harbors provided for forward-looking statements made by a public company that files reports under the federal securities laws may not be available to us.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

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SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders identified in the table below of up to 24,027, 500 shares of our common stock, which were issued in various transactions exempt from registration under the Securities Act, as follows:

●	21,527, 500 of the shares registered hereby were issued to shareholders of Sylios Corp as a spin-off with Payment Date March 10, 2017; and

●	2,500,000 of the shares registered hereby are issuable upon conversion of the Convertible Note, which we sold to Emet Capital Partners, LLC on May 25, 2017.

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The selling shareholders will offer their shares at $0.25 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. These selling shareholders acquired their shares though a spin-off, Record date February 3, 2017, from Sylios Corp. The shares were paid out to shareholders on Payment Date, March 10, 2017, with the exception of the shares reserved for future issuances to Emet Capital Partners, LLC. Prior to the spin-off, The Greater Cannabis Company, Inc. was a wholly owned subsidiary of Sylios Corp. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. Each selling shareholder who is also an affiliate of a broker dealer as noted below has represented that: (1) the selling shareholder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Stockholder	Beneficial Ownership Before Offering (ii)	Percentage of Common Stock Owned Before Offering (ii)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned after the Offering (iii)
Fisch & Co	1	*	1	0	0.00%
Suzi Smith-Woods	1	*	1	0	0.00%
Wilburn Woods	1	*	1	0	0.00%
Abroker Trade & Securities Ltd	4,000	*	4,000	0	0.00%
Kenneth J. Adams	1	*	1	0	0.00%
Bronson & Mary Alexander Jt Ten	2	*	2	0	0.00%
Alpco *	160,509	*	160,509	0	0.00%
Saleh Aman	2,230	*	2,230	0	0.00%
Amcor Holdings, Inc.	1	*	1	0	0.00%
American Energy Holdings LLC	1	*	1	0	0.00%
Ameriprise Advisor Services Inc.	1	*	1	0	0.00%
Jimmy Wayne Anderson	7,397,499	21.12%	19,023	7,378,476	21.06%
Nancy P Anderson	1	*	1	0	0.00%
Rita Anderson	27	*	27	0	0.00%
Kathleen Emily Anderson, UTMA	2	*	2	0	0.00%

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Lauren Layne Anderson, UTMA	1	*	1	0	0.00%
Matthew Anderson, UTMA	2	*	2	0	0.00%
Sarah Anderson, UTMA	2	*	2	0	0.00%
Alex Clearing Corporation	11,713	*	11,713	0	0.00%
Apex Clearing	30,000	*	30,000	0	0.00%
Around the Clock Partners, LP	96	*	96	0	0.00%
Around the Clock Trading & Capital Management, LLC	1	*	1	0	0.00%
Albert Edward Attianese	1	*	1	0	0.00%
B & S Land	1	*	1	0	0.00%
Gregory Baker	1	*	1	0	0.00%
Mark Baker	1	*	1	0	0.00%
Mattie K. Baker	1	*	1	0	0.00%
Paul Baker	1	*	1	0	0.00%
Vera F. Baker	1	*	1	0	0.00%
Myron Baker, Jr.	1	*	1	0	0.00%
Vera F. Baker, Trust, Vera F. Baker TTEE	1	*	1	0	0.00%
Bank Julius Baer & Co Ltd *	32	*	32	0	0.00%
J Paxton Barnett TTEE Charlotte Van Ness Barnett Tr U/A 4/21/89	1	*	1	0	0.00%
J. Paxton Barnett, Janice C. Barnett	4	*	4	0	0.00%
J. Paxton Barnett TTEE Joe P. Barnett Grandchild TR	1	*	1	0	0.00%
National Financial Services LLC J. Paxton Barnett	1	*	1	0	0.00%
J. Paxton Barnett	31	*	31	0	0.00%
Joseph Paxton Barnett, Trustee of The Charlotte Van Ness Barnett, Second Amended and Restated Revocable Living Tr	26	*	26	0	0.00%
David W. Barrell Rev Trust UAD 3/23/95 David W. Barrell TTEE	1	*	1	0	0.00%
Joyce Bartner	2	*	2	0	0.00%
Merry Christeena Basye	1	*	1	0	0.00%
Christopher Bauer	1	*	1	0	0.00%
Joseph Bauer	1	*	1	0	0.00%
Patrick Bauer	1	*	1	0	0.00%
Therese Bauer	1	*	1	0	0.00%
Martin L. Bayse	1	*	1	0	0.00%
Anthony Bianciella	1	*	1	0	0.00%
Cherie Bland	1	*	1	0	0.00%

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Ronnie Bland	1	*	1	0	0.00%
Robert Lee Blankenship II	40,000	*	40,000	0	0.00%
Susan Ellen Thorsen Bloom	1	*	1	0	0.00%
BNP Paribas New York Branch Cust FBO Consors Bank *	25,037	*	25,037	0	0.00%
BNP Paribas NY Branch FBO Fortis Bank SA/NV *	700	*	700	0	0.00%
BNP Paribus NY Branch FBO Karen Yue Mooi	60	*	60	0	0.00%
David Bodie	5,000	*	5,000	0	0.00%
Stuart Bram	1	*	1	0	0.00%
Annette Broom	1	*	1	0	0.00%
John G. Bunce	1	*	1	0	0.00%
Sharon A. Burgess TTEE FBO Sharon A. Burgess Rev TR U/A/D 12/22/93	1	*	1	0	0.00%
Ennise Burke	1	*	1	0	0.00%
Hugh Burke	1	*	1	0	0.00%
Buzzbahn, LLC	5	*	5	0	0.00%
Cabo Canyon LLC	1	*	1	0	0.00%
Cantor Fitzgerald & Co	742	*	742	0	0.00%
Coleman R. Cassel	1	*	1	0	0.00%
Cassel Family Trust, December 31, 1999	11	*	11	0	0.00%
CEDE & CO	1	*	1	0	0.00%
Richard Chalmers CUST Chalmers Collins & Atwell 401K FBO Roland R Prince Jr	13	*	13	0	0.00%
Charles Schwab & C0 Inc. *	1,729,851	4.94%	1,729,851	0	0.00%
John Albert Chastain & Jeanette S Chastain JT TEN	1	*	1	0	0.00%
Keith Childs	1	*	1	0	0.00%
Laura Childs	1	*	1	0	0.00%
Chimemarch Co	107	*	107	0	0.00%
Michael Chumrao	1	*	1	0	0.00%
Citigroup Global Markets Inc . *	219,309	*	219,309	0	0.00%
Summer Clark	1	*	1	0	0.00%
Victoria J. Clark	1	*	1	0	0.00%
Joe F. Cooper Gloria A. Cooper	1	*	1	0	0.00%
COR Clearing, LLC *	26,425	*	26,425	0	0.00%
Arthur C. Cox III	1	*	1	0	0.00%
Credential Securities Inc.	25	*	25	0	0.00%
Hendrick L. Cromartie III	1	*	1	0	0.00%
Deborah Crum	3	*	3	0	0.00%
James Leonard Crum	1	*	1	0	0.00%

32

Darling Capital, LLC	1,123,500	3.21%	1,123,500	0	0.00%
David Lerner Associates Inc.	1	*	1	0	0.00%
Davis Family Investments Corp	2	*	2	0	0.00%
Davis Management Corp.	1	*	1	0	0.00%
Alphonse Della-Donna TTEE U/A dtd 11/09/92	1	*	1	0	0.00%
Ann Della-Donna TTEE U/A dtd 05/03/1989	1	*	1	0	0.00%
John Anthony Delladonna	7	*	7	0	0.00%
John A Delladonna TTEE UA 04-09-2004 Valvasone Trust	600,000	1.71%	600,000	0	0.00%
Alphonse Della-Donna TTEE Alphonse Della-Donna Rev TR U/A 11/9/92 FBO Alphonse Della-Donna	1	*	1	0	0.00%
Ann Della-Donna TTEE Ann R. Della-Donna TR U/A 5/3/89 FBO Ann R. Della-Donna	1	*	1	0	0.00%
Rachel E Drake	1	*	1	0	0.00%
Paul Drucker	1	*	1	0	0.00%
Ivy Stewart Duggan	1	*	1	0	0.00%
Etrade Clearing LLC *	3	*	3	0	0.00%
Wayne Ekers	1	*	1	0	0.00%
E*trade Securities LLC *	328,187	*	328,187	0	0.00%
Etrade Clearing LLC *	17,205	*	17,205	0	0.00%
Etrade Financial Corp *	3,011,553	8.60%	3,011,553	0	0.00%
Brian Feingold	2	*	2	0	0.00%
Ron Ferlisi	1	*	1	0	0.00%
First Southwest Company *	1	*	1	0	0.00%
Fortis Bank SA/NV Care of BNP Paribas RCC	1	*	1	0	0.00%
Steven J. Freer & Bonnie S. Freer, TTEES of the Freer FAM TR DTD 06/13/07	1	*	1	0	0.00%
Judith Gaffney	1	*	1	0	0.00%
Michael Gaffney	1	*	1	0	0.00%
Frances Gallucio	1	*	1	0	0.00%
Jim Gallucio	1	*	1	0	0.00%
Marshall Garland	2	*	2	0	0.00%
Gerlach & Co. *	52,281	*	52,281	0	0.00%
Brad Gevedon	1	*	1	0	0.00%
Chad Gevedon	1	*	1	0	0.00%
Kelly Graham	1	*	1	0	0.00%

33

Bryan P.S. Gray	1	*	1	0	0.00%
Jeff Griffith	1	*	1	0	0.00%
William C. Groover	1	*	1	0	0.00%
Vikram Grover	20,000	*	20,000	0	0.00%
Gundyco	1,600	*	1,600	0	0.00%
Hare & Co., LLC *	240	*	240	0	0.00%
Harlis Trust	1	*	1	0	0.00%
John Haugabook	1	*	1	0	0.00%
Ronald Douglas Higdon, Ann Higdon	1	*	1	0	0.00%
Carl William Hilliard	1	*	1	0	0.00%
Hilltop Securities Inc	27	*	27	0	0.00%
Adam Holden	1	*	1	0	0.00%
Matthew Holden	1	*	1	0	0.00%
William L. Holt	1	*	1	0	0.00%
Adam Houston	1	*	1	0	0.00%
HSBC Trinkhaus Burkhardt AG *	67	*	67	0	0.00%
Kathy Hulley	1	*	1	0	0.00%
Dave Humphers	1	*	1	0	0.00%
Randy Hunt	1	*	1	0	0.00%
Interactive Broker LLC *	28	*	28	0	0.00%
Interactive Brokers Retail Equity Clearing	1	*	1	0	0.00%
Investor Company	68,800	*	68,800	0	0.00%
Troy Ison	1	*	1	0	0.00%
J S International	1	*	1	0	0.00%
James Joseph Jasen, Mary Ethel Jasen	1	*	1	0	0.00%
Karl Jelinek & Irena Bohr JT TEN	6	*	6	0	0.00%
Leland Robert Jessen or Gene Nora Jessen JT TEN	1	*	1	0	0.00%
Nellie Johnson	1	*	1	0	0.00%
Shilpa Joshi	1	*	1	0	0.00%
JPMorgan Clearing Corp *	109	*	109	0	0.00%
Kaly Trust	1	*	1	0	0.00%
Jill Kanan & Steve Kanan TTEES Westbay Management Co UAD DTD 2/1/1999	1	*	1	0	0.00%
Barbara Kanan, TTEE Barbara Kanan, Trust U/A DTD 12/26/96	1	*	1	0	0.00%

34

Malcolm Kanan, TTEE Malcolm Kanan, Trust U/A DTD 12/26/96	2	*	2	0	0.00%
Peter E. Kann, Dennifer P. Kann	1	*	1	0	0.00%
Robert L. Kaplon	1	*	1	0	0.00%
KCG Americas LLC *	137,740	*	137,740	0	0.00%
Keon Transport, LLC	1	*	1	0	0.00%
COR Clearing FBO Howard Kirschner R/O IRA	1	*	1	0	0.00%
Knight Execution and Clearing Services *	18,392	*	18,392	0	0.00%
Timothy P. Knoy	1	*	1	0	0.00%
John & Segri Koenig	1	*	1	0	0.00%
John Kratounis	1	*	1	0	0.00%
KYTX, LLC	1	*	1	0	0.00%
Nick A. Landolina TTEE Nick A. Landolina Rev TR U/A 1/16/90	1	*	1	0	0.00%
Hans Peetz-Larsen	1	*	1	0	0.00%
Louis Ledet	2	*	2	0	0.00%
LEK Securities Corporation *	38	*	38	0	0.00%
Brett Levine	1	*	1	0	0.00%
Melvin H. Levine	1	*	1	0	0.00%
Anthony Liantonio, Lucille Liantonio	1	*	1	0	0.00%
Rosemary Lindsey TTEE Rosemary Lindsey Trust U/A 7/1/96 FBO Rosemary Lindsey	1	*	1	0	0.00%

35

LPL Financial LLC	438	*	438	0	0.00%
M L & C	4	*	4	0	0.00%
Barbara Macrae Andrew Macrae	1	*	1	0	0.00%
Paul Mark	1	*	1	0	0.00%
Dave Matheny	35,785	*	35,785	0	0.00%
Howard E Matheny	4	*	4	0	0.00%
Howard Matheny	7	*	7	0	0.00%
Joshua McBroom	25,000	*	25,000	0	0.00%
Lois Kathleen McGrady	1	*	1	0	0.00%
Meitav Dash Trade LTD	640	*	640	0	0.00%
Merrill Lynch Pierce Fenner & Smith Incorporated *	847,111	2.42%	847,111	0	0.00%
David Miller	1	*	1	0	0.00%
MLPF & S CUST FPO Barbara Howard, IRA	1	*	1	0	0.00%
Morgan Stanley & Co LLC *	5	*	5	0	0.00%
Morgan Stanley Smith Barney *	14	*	14	0	0.00%
Malcolm Morgan	1	*	1	0	0.00%
Morgan Stanley Smith Barney LLC	1	*	1	0	0.00%
Morgan Stanley Smith Barney LLC Cust John Donato IRA Standard 12/03/2008	1	*	1	0	0.00%
National Bank Financial Inc FBO 888731B Virtu Americas LLC	4,938	*	4,938	0	0.00%
National Financial Services LLC Cust FBO Brian M Olson IRA Rollover	10,000	*	10,000	0	0.00%
National Financial Services LLC	2,721,483	7.77%	2,721,483	0	0.00%
NBC Clearing Services Inc.	1	*	1	0	0.00%
NBCN Inc. ITF Pershing LLC (701085) *	11	*	11	0	0.00%
NBCN (652136) *	367	*	367	0	0.00%
NBCN Inc. *	1,403,969	4.01%	1,403,969	0	0.00%
NBF Inc	5,206	*	5,206	0	0.00%
Nesbitt Burns *	310,285	*	310,285	0	0.00%
Mary Sue Neuman	1	*	1	0	0.00%
Ronald K. Neuman	1	*	1	0	0.00%
NFS Co Cust IRA FBO Daniel R. Wickremasinghe	1	*	1	0	0.00%

36

NFS Co Cust IRA Rollover FBO Stephen Peng	1	*	1	0	0.00%
NFS Co Cust IRA Rollover FBO Timothy J. Geraghty	1	*	1	0	0.00%
NFS Co Cust IRA Rollover FBO Gregory L. Johnson	1	*	1	0	0.00%
NFS Co Cust IRA Rollover FBO Gerald W. Daily	1	*	1	0	0.00%
NFS Custodian - Roth IRA FBO Randall L. Shields	1	*	1	0	0.00%
NFS Custodian - Roth IRA FBO Danielle Steiner	1	*	1	0	0.00%
NFS Custodian - Roth IRA FBO Lisa Elizabeth Lindsey	1	*	1	0	0.00%
NFS Custodian - Roth IRA FBO Robert F. Degarimore	1	*	1	0	0.00%
NFS Custodian - Roth IRA FBO Mihoko Steiner	1	*	1	0	0.00%
NFS LLC *	65,973	*	65,973	0	0.00%
NFS Roth IRA FBO Caroline S. Boylan	1	*	1	0	0.00%
NFS TTEE TN Valley Authority 401K Plan FBO Edwin S. Howard	1	*	1	0	0.00%
Jesse Niesen	1	*	1	0	0.00%
Ann Norman TTEE UA 12-07-98 Robert & Sandra Kaplon IRREV Trust	1	*	1	0	0.00%
Ann S. Norman TTEE Adam Kaplon Trust	1	*	1	0	0.00%
Ann S. Norman TTEE Michael Kaplon Trust	1	*	1	0	0.00%
Clayton Norris	1	*	1	0	0.00%
Mary E Obrien	1	*	1	0	0.00%
Oppenheimer & Co Inc. *	2	*	2	0	0.00%
Optionsexpress Inc. *	73	*	73	0	0.00%
Phillip Oyung	1	*	1	0	0.00%
Laureen L Parchen	4	*	4	0	0.00%
Jeffrey Jamison Parker	200,000	*	200,000	0	0.00%
Jeff Parker	1	*	1	0	0.00%
Pershing LLC *	365,181	1.04%	365,181	0	0.00%
Phoenix Marketing Group, Inc.	40,834	*	40,834	0	0.00%
Progressive Axle & Tire Inc	1	*	1	0	0.00%
Amy Pye	1	*	1	0	0.00%
Qtrade Securities Inc. *	4,178	*	4,178	0	0.00%
Questrade Inc. *	477	*	477	0	0.00%
Laura Quillin	1	*	1	0	0.00%
Shawn Quillin	1	*	1	0	0.00%
Marion Raber	7	*	7	0	0.00%
Jean Rachels	1	*	1	0	0.00%
Robert Raley	1	*	1	0	0.00%

37

Raymond James & Associates, Inc. *	1,360	*	1,360	0	0.00%
Raymond James & Associates Inc CSDN FBO David S. Matheny, IRA	1	*	1	0	0.00%
RBC Capital Markets LLC CUST Frank N Drake Contributory ROTH IRA	1	*	1	0	0.00%
RBC Capital Markets LLC CUST Frank N Drake SEP IRA	1	*	1	0	0.00%
RBC Capital Markets LLC *	141,599	*	141,599	0	0.00%
RBC Dominion Securities Inc. *	249,082	*	249,082	0	0.00%
Michael Francis Reczek	1	*	1	0	0.00%
Redwood Management, LLC	1	*	1	0	0.00%
Republic Exploration, LLC	1	*	1	0	0.00%
James V. Ricciutti	1	*	1	0	0.00%
John Richard	1	*	1	0	0.00%
Paulette Richard	1	*	1	0	0.00%
John P. Richardson	1	*	1	0	0.00%
Britt Rodgers	1	*	1	0	0.00%
Karen Rodgers	1	*	1	0	0.00%
Michael Joseph Rodriguez Jr	50	*	50	0	0.00%
John R. Rogers	8	*	8	0	0.00%
Sandra Rosenthal	1	*	1	0	0.00%
NFS Rollover IRA FBO Jay Russo	1	*	1	0	0.00%
Andrew J. Sabetta Sr Louise F. Sabetta	1	*	1	0	0.00%
Elizabeth A Santell	10,000	*	10,000	0	0.00%
Blair F Scanlon IRA Raymond James & Assoc Inc CSDN	1	*	1	0	0.00%
Blair Scanlon	2	*	2	0	0.00%
Blair F. Scanlon Jr	11	*	11	0	0.00%
James R.J. Scheltema	334	*	334	0	0.00%
Alexander Scheltema	375,000	1.07%	0	375,000	1.07%
COR Clearing FBO Donald Schoenfel SEP IRA	1	*	1	0	0.00%
Scotia Capital Inc. *	56,861	*	56,861	0	0.00%
Scottrade Inc . *	5,910,041	16.87%	5,910,041	0	0.00%
Claudia Sieling	1	*	1	0	0.00%
SLMI Holdings, LLC	18	*	18	0	0.00%
Southwest Securities, Inc. *	348	*	348	0	0.00%
Spraybreak Co	70	*	70	0	0.00%
State Street Bank & Trust Co	1	*	1	0	0.00%

38

Danielle Steiner James Steiner	1	*	1	0	0.00%
James & Mihoko Steiner TTEE The Steiner Insurance Trust U/A 4/20/06 FBO Danielle & Nicole Steiner	1	*	1	0	0.00%
Mihoko Steiner	1	*	1	0	0.00%
Stephens, Inc. *	15	*	15	0	0.00%
Stifel Nicolaus & CO Inc . *	1	*	1	0	0.00%
Ron Still	1	*	1	0	0.00%
Swiss Quote Group Holding SA	41	*	41	0	0.00%
Steven D. Symms Loretta E. Symms	4	*	4	0	0.00%
Tangiers Investment Group, LLC	1,391,499	3.97%	1,391,499	0	0.00%
Tangiers Investors, LP	29	*	29	0	0.00%
TD Ameritrade Clearing Inc . *	55,393	*	55,393	0	0.00%
TD Ameritrade Inc. *	38	*	38	0	0.00%
TD Waterhouse Canada Corp *	12	*	12	0	0.00%
Joyce A. Tebo Jeffrey J. Tebo Pamela L. Lansing Suzanne Tiernorichard Tebo	1	*	1	0	0.00%
The Estate of Robert H. Jaffe	2	*	2	0	0.00%
Kevin Thompson	1	*	1	0	0.00%
Titlequest LLC	2	*	2	0	0.00%
Francois N. Toka	1	*	1	0	0.00%
Ed Tyson	1	*	1	0	0.00%
UBS Financial Services Inc. *	402	*	402	0	0.00%
USAA Investment Management Company	7	*	7	0	0.00%
Valvasone Trust, DTD 4/9/05	100,003	*	3	100,000	0.29%
Valvasone Trust, DTD 4/9/05 Richard Poythress, TTEE	1	*	1	0	0.00%
Gary Van Vorst	1	*	1	0	0.00%
Vanguard Marketing Corporation	492	*	492	0	0.00%
Judith Vaughn	1	*	1	0	0.00%
Lloyd Russell Vaughn	1	*	1	0	0.00%
Vera F Baker Trust	9	*	9	0	0.00%
Virtu Americas LLC *	12,741	*	12,741	0	0.00%
George A. & Jean Wark	5	*	5	0	0.00%
Jean Wark	3	*	3	0	0.00%
Brian Warshaw	3	*	3	0	0.00%

39

Linda Warshaw	1	*	1	0	0.00%
Joseph Thomas Watters, III	1	*	1	0	0.00%
Wells Fargo Clearing Services LLC *	50	*	50	0	0.00%
Casey Willis	1	*	1	0	0.00%
Horace E. Womack, Jr.	1	*	1	0	0.00%
Dale Woods	1	*	1	0	0.00%
Jerry Woratzeck	1	*	1	0	0.00%
Mary Woratzeck	1	*	1	0	0.00%
Dorothy L. Zuccaro TTEE Dorothy L. Sadlier Rev TR U/A 4/4/76	1	*	1	0	0.00%
Emet Capital Partners, LLC (v)	5,648,600	16.13%	2,500,000	3,148,600	8.99%
TOTAL	35,029,576		24,027,500	11,002,076	31.41%

* Less than 1%

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 35,029,576 shares issued and outstanding as of June 20, 2018.

(iii) Assumes that all securities registered will be sold.

(iv) Number of shares includes shares issued to the selling stockholders in connection with the March 10, 2017 spin-off of a total of 26,900,969 shares of common stock. Included within this his figure are the 5,378,476 shares of common stock issued to Sylios Corp that are not being included within the Registration Statement. There were a total of 0 shares of the Company’s common stock issued to purchasers in private placements of which are being registered pursuant to this registration statement.

(v) Includes 5,0 00,000 shares of the Company’s common stock reserved as per the terms of the Securities Purchase Agreements with Emet Capital Partners, LLC dated May 25, 2017, September 14, 2017 and the Allonge to the September 14, 2017 Securities Purchase Agreement dated March 28, 2018 and 648,6 00 shares of common stock issuable to EMET Capital Partners, LLC as per the warrants issued on May 25, 2017, September 14, 2017 and March 28, 2018. Only 2,500,000 shares of the total number of reserved shares are included within this Registration Statement. The shares issuable under the warrant s are not included within the shares being registered. Please see NOTE H- ISSUANCES OF COMMON STOCK AND WARRANTS and NOTE E - NOTES PAYABLE TO THIRD PARTIES for additional information.

(vi) Includes 2,000,000 shares issued to Mr. Anderson directly by the Company on March 31, 2017. 19,016 shares issued to Mr. Anderson in connection with the March 10, 2017 spin-off, 7 shares to Mr. Anderson’s children in connection with the March 10, 2017 spin-off and 5,378,476 shares issued to Sylios Corp in connection with the March 10, 2017 spin-off of which Mr. Anderson serves as the President of Sylios Corp and has sole dispositive authority of these shares. Only 19.016 shares controlled by Mr. Anderson are being included within the Registration Statement.

(vii) Those shareholders shown with an asterisk (*) after their name in the “Stockholder” column are registered broker-dealers or affiliates of broker-dealers.

40

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

41

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 500,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, par value $.001 per share (the “Preferred Stock”). As of June 26, 2018, the Company had 29,380,969 shares of Common Stock issued and outstanding and no shares of Preferred stock issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

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Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Options and Warrants

On May 25, 2017, the Company issued a warrant to Emet Capital Partners, LLC (“EMET”) granting EMET the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50. The warrant has a term of 5-years and expires on May 25, 2022. Please see NOTE H- ISSUANCES OF COMMON STOCK AND WARRANTS and NOTE G -DERIVATIVE LIABILITY for further information.

On September 14, 2017, the Company issued a warrant to Emet Capital Partners, LLC (“EMET”) granting EMET the right to purchase 110,000 shares of the Company’s common stock at an exercise price of $.50. The warrant has a term of 5-years and expires on September 14, 2022. Please see NOTE H- ISSUANCES OF COMMON STOCK AND WARRANTS and NOTE G -DERIVATIVE LIABILITY for further information.

On March 28, 2018, the Company issued a warrant to Emet Capital Partners, LLC (“EMET”) granting EMET the right to purchase 98,600 shares of the Company’s common stock at an exercise price of $.50. The warrant has a term of 5-years and expires on May 28, 2023. Please see NOTE H- ISSUANCES OF COMMON STOCK AND WARRANTS and NOTE G -DERIVATIVE LIABILITY for further information.

As of March 31, 2018, the Company has warrants issued and outstanding granting the holders the right to purchase up to a total of 648,600 shares of its common stock. No shares issuable under the warrants are included within the Registration Statement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer, 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119, Tel: (702) 361-3033 / (800) 785-PSTC Fax: (702) 433-1979.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by John E. Lux, Esq., 1629 K Street, Suite 300, Washington, DC 20006.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

DESCRIPTION OF BUSINESS

Organization

The Greater Cannabis Company, Inc. was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company remained a wholly owned subsidiary of Sylios Corp until March 2017. The Company’s business plan is to concentrate on cannabis related investment and development opportunities through its online retail store, direct equity investments, joint ventures, licensing agreements or acquisitions. Our current operations are focused on our online store, GCC Superstore.

Our principal executive office is located at The Greater Cannabis Company, Inc., 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701, and our telephone number is (727) 482-1505.

For the year ended December 31, 2017 , we raised an aggregate of $0.00 from the sale of our securities. For the year ended December 31, 2017 , we had a net loss of $807,209.

Our independent registered public accounting firm has issued an audit opinion for our Company, which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

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Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Company Overview

The Company’s business segments are divided into four operating segments:

1. E-commerce- Through the Company’s wholly owned subsidiary, GCC Superstore, LLC, the Company has established an online store whose merchandise includes pipes, vaporizers, grinders, hemp related products, CBD (Cannabidiol) related products and additional products focusing on the cannabis industry. The online store, GCC Superstore, was opened in June 2017 and can be found at www.gccsuperstore.com. At present, the GCC Superstore carries in excess of 1000 products from 20 suppliers and over 50 brands. The online store operates under a “drop-ship” model which affords it the benefit of less capital expenditure on inventory. Please see NOTE K - SUBSEQUENT EVENTS for further information.

2. Advertising- With the development of the GCC Superstore, the Company will place directed advertising throughout the online store. Advertising will originate through Google AdSense or direct-advertising sales by the Company. The company will also use social media outlets such as Facebook, Twitter and Instagram in an effort to attract customers with product specific advertisements or posts.

3. Licensing- The Company is actively seeking licensing opportunities in the cannabis sector, for intellectual property, products and dispensary means. At present, the Company does not have any active licensing agreements. On July 31, 2014, the Company entered into a Licensing Agreement with Artemis Dispensing Technologies for the development and resell of an automated dispensing product. Under the collaboration and license agreement, Artemis was to be responsible for the development of a high end automated dispensing product. Upon launch and sales of the product, Artemis was to be responsible for the installation, training and customer support for the hardware and software. The Company was to be responsible for direct sales, addition of key distributors and sublicensing of specific territories within the U.S. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect. Please see NOTE C- ARTEMIS LICENSING AGREEMENT for further information.

4. Direct Investments- The Company may, at its election, directly invest in private entities within the cannabis sector either through stock purchase agreements, debentures, joint ventures or a hybrid of each. The Company’s planned investments will focus on those entities whose near-term goals are to maximum shareholder value through the filing of an initial public offering or a corporate event that takes the entity from private to public. Investments will be made through the Company’s wholly owned subsidiary GCC Investment Holdings, LLC.

Background: The Greater Cannabis Company, Inc.

The Greater Cannabis Company, Inc. was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company remained a wholly owned subsidiary of Sylios Corp until March 2017. The Company’s business plan is to concentrate on cannabis related investment and development opportunities through its online retail store, direct equity investments, joint ventures, licensing agreements or acquisitions.

On July 31, 2014, the Company entered into a Licensing Agreement with Artemis Dispensing Technologies (“Artemis”) for the development and resell of an automated dispensing product. Under the collaboration and license agreement, Artemis was to be responsible for the development of a high end automated dispensing product. Upon launch and sales of the product, Artemis was to be responsible for the installation, training and customer support for the hardware and software. The Company was to be responsible for direct sales, addition of key distributors and sublicensing of specific territories within the U.S. Under the terms of the agreement, the Company was to pay to Artemis a licensing fee in the total amount of $500,000.00 broken into tranches and based on development parameters. Artemis was to receive a percentage of transaction fees generated on a monthly basis per unit. The Company was to receive revenue generated directly from sales either though its website or sales staff, a royalty from sales generated through third party vendors/distributors or a percentage of any sub-licenses sold. In addition, the Company was to have the first right of refusal to purchase a license for the use of the same technology in other countries. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect. Please see NOTE C- ARTEMIS LICENSING AGREEMENT for additional information.

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On December 16, 2016, Sylios Corp’s Board of Directors voted to file a Notice of Conversion for its wholly owned subsidiary, The Greater Cannabis Company, LLC. The Notice was filed with the State of Florida Division of Corporations on January 13, 2017 to convert The Greater Cannabis Company, LLC from a limited liability company to a Florida for-profit corporation. The company name, The Greater Cannabis Company, LLC, was changed to The Greater Cannabis Company, Inc. Included within the filing, The Greater Cannabis Company, Inc. filed its Articles of Incorporation and authorized 500 million shares of Common stock and 10 million shares of Preferred stock.

On January 9, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new entity, GCC Superstore, LLC. The Articles of Organization were filed with the State of Florida on January 13, 2017 with a requested effective date of January 9, 2017.

In January 18, 2017, Sylios Corp filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to effect a partial spin-off of its wholly owned subsidiary, The Greater Cannabis Company, Inc., through a stock dividend. Please see NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Spin-off) for further information.

On February 22, 2017, the Company and Sylios Corp. entered into a Anti-Dilution Agreement whereby at any time after the date of the Agreement, if the Company shall issue or propose to issue any additional shares of the Company’s common stock, or warrants, options (excluding any options granted to employees of the Company in accordance with any employee plans, now or hereinafter in effect) or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock, Sylios Corp. shall have the right to subscribe for and to purchase at the same price per share that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage or 19.99% of the Company’s issued and outstanding Common Stock.

On March 7, 2017, Sylios Corp received notification from the Financial Industry Regulatory Authority (“FINRA”) that they had received the necessary documentation to process the corporate action requested by Sylios Corp and its transfer agent, Pacific Stock Transfer. The Company’s Payment Date was set at March 10, 2017 and the distribution(s) were made consistent with such approval.

On March 10, 2017, the Company entered into a Board of Directors Service Agreement with Jimmy Wayne Anderson to define the Director’s duties and compensation for serving on the Company’s Board of Directors. Under the terms of the Agreement, the Director is to receive compensation in the amount of Ten Thousand and no/100 dollars ($10,000) and 10,000 shares of the Company’s common stock payable on the last calendar day of each quarter as long as Director continues to fulfill his duties and provides the services required.

On March 21, 2017, the Company entered into a Collateral Agreement with Sylios Corp (“Borrower”) and SLMI Energy Holdings, LLC (“Lender”) whereby the Company is released from any guaranty of the debt between Borrower and Lender. Lender agreed to release the UCC lien on the Company effective upon execution of the Agreement.

On April 21, 2017, the Company entered into a definitive Asset Acquisition Agreement (the “Agreement”) with Sylios Corp (“Sylios”), whereby the Company acquired Sylios’ wholly owned subsidiary Bud Bank, LLC (“Bud Bank”). Under the Agreement, the Company is obligated to pay Sylios a royalty of 10% of net sales proceeds generated by Bud Bank through its operations up to a total of $50,000 and thereafter for perpetuity pay a royalty of 3% of net sales proceeds generated by Bud Bank through its operations. The transaction closed on June 20, 2017.

In June 2017, we launched our online store, GCC Superstore, with limited merchandise such as pipes, vaporizers, CDB, hemp and cannabis related products.

On June 19, 2017, a Notice of Conversion was filed for Bud Bank, LLC to effectively convert Bud Bank, LLC from a limited liability company to a Florida for-profit corporation. The company name, Bud Bank, LLC, was changed to Bud Bank, Inc. Included within the filing, Bud Bank, Inc. filed its Articles of Incorporation and authorized 250 million shares of Common stock and 5 million shares of Preferred stock.

On July 17, 2017, the Company entered into a Convertible Promissory Note and Warrant and Subscription Agreement with Xeraflop Technologies, Inc. (“Xeraflop”). Under the terms of the Agreement, the Company was to invest a total of One Hundred Thousand and NO/100 Dollars ($100,000) upon a successful going public event. The Note was to accrue interest at 12% annually and mature on June 30, 2018. At the Company’s election, the principal and interest could be converted into Series 2 common shares of Xeraflop with written notice. The Company was also granted the right to purchase 20% warrant coverage based on the Company’s principal investment with a strike price equivelant to the equity round financing. The Company’s investment in Xeraflop was dependent on the Company obtaining an effective Registration Statement and successful 15C211 filing prior to the Closing of the financing round by Xeraflop. In the event neither of these events occurred, the Company was not to be able to participate in this round of financing with Xeraflop. The Xeraflop financing round closed prior to the Company receiving notification of its trading status. Therefore, the Company was not able to participate in this round of financing.

On July 17, 2017, the Company entered into an Advisory Agreement with MCAP, LLC (“MCAP”), whereby MCAP will act as the Company’s advisor in connection with quoting the Company’s securities on OTCQB or OTCQX, Under the terms of the Agreement, the advisor’s services will include rendering advice to the Company with respect to eligibility for becoming quoted on the OTCQB/OTCQX and educating, advising and assisting the Company in complying with its ongoing OTCQB/OTCQX disclosure obligations under current federal and state securities laws. The Company is to compensate MCAP a total of $15,000 with the first payment of $5,000 to be made upon execution of the Advisory Agreement, the second payment of $5,000 to be made on or before August 2, 2017 and the final payment of $5,000 to be made upon the Company’s acceptance on OTCQB/OTCQX. The Company made the initial payment of $5,000 on July 18, 2017. The Company has not made the second or third payments due to MCAP, but the Agreement entered into between the parties is still in effect.

On July 20, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new Florida limited liability company, GCC Investment Holdings, LLC. The Articles of Organization were filed with the State of Florida on July 20, 2017. The new entity is a wholly owned subsidiary of The Greater Cannabis Company, Inc. and will serve as the Company’s subsidiary to enter into direct cannabis related investments.

On January 9, 2018, the Company and Emet Capital Partners, LLC (collectively, the “Parties”) entered into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates (the “Notes”). Under the terms of the May 25, 2017 Note, the Company was to have a Going Public Event no later than August 27, 2017. As of the date of the Waiver, the Company failed to be quoted on an eligible market. Under the terms of the Waiver, the Company shall issue the Holder of the Notes a new Note (the “Waiver Note”) in the amount of Twenty Thousand and no/100 dollars ($20,000). The Waiver Note is to bear interest at 5%, is due January 9, 2019 and is convertible at the option of the holder into Company common stock at the Variable Conversion Price. Upon issuing the Waiver Note, the Holder shall waive the event of default solely as related to timely have a Going Public Event. The Company did not receive any funds for the issuance of the Waiver Note.

On March 28, 2018, the Company made an Allonge to Emet Capital Partners, LLC to the Note due on September 14, 2018 and issued by the Company on September 14, 2017. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850 ($13,750 – original Principal Amount of the Debenture + $12,100 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years.

Spin-Off

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.9% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.1% of the issued and outstanding shares of Company common stock after the spin-off).

The GCC Superstore

The GCC Superstore can be found at www.gccsuperstore.com

GCC Superstore Store

The Greater Cannabis Company, Inc. operates the GCC Superstore, an online store built on the Shopify platform. Visitors are able to order pipes, vaporizers, CBD products and other hemp and cannabis related products by selecting the products they would like to order, entering their shipping and billing information and confirming the order. The GCC Superstore is part of the Company’s primary business plan. The Company intends on aggressively expanding its product line over the next two quarters. As a drop-ship business model, the Company is not required to acquire excessive inventory.

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The GCC Superstore is accessible at the Company’s a website, www.GCCSuperstore.com. The Company is currently in the process of developing an app as a free mobile application which can be downloaded through the iOS APP Store or the Google Play Marketplace. The Company anticipates that the mobile app will be fully developed and ready for download during the third quarter of 2017. There is no guarantee that either marketplace will approve the downloading of the Company’s app due to the nature of our business.

Background GCC Superstore, LLC

On January 9, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new entity, GCC Superstore, LLC. The Articles of Organization were filed with the State of Florida on January 13, 2017 with a requested effective date of January 9, 2017. The GCC Superstore, LLC is a wholly owned subsidiary of the Company.

In June 2017, we launched our online store, GCC Superstore, with limited merchandise such as pipes, vaporizers, CDB, hemp and cannabis related products.

As an online retail store operating under a drop-ship model, GCC Superstore is able to rapidly scale its products and services with minimal marginal costs - each additional brand, category or product that we add to our platform adds negligible server hosting costs. It also allows us to have a virtual presence and exposure to every regulated cannabis market without establishing a costly physical presence in each state. This minimizes the costs of scaling and required capital while, at the same time, offering a direct role in the cannabis industry without ever touching the plant itself.

GCC Superstore, LLC Products

Currently, our products at our online store, GCC Superstore, consist of approximately 1000 SKU’s from 20 suppliers and in excess of 50 brands. Some of the more well-known brands we carry are Atmos, Green Flash Glass, Boundless, Cloud, Exxus, Santa Cruz, Grav, Cali Crusher just to name a few. Our business model consists of two revenue streams through the GCC Superstore. The first is through our direct customer sales and the second is through our business advertising portal throughout the GCC Superstore.

During the year ended December 31, 2017, the Company’s revenue was negatively impacted due to the termination of its former merchant agreement through the Shopify platform. The Company’s former merchant vendor elected to terminate the agreement due to certain products that the GCC Superstore carried and sold. The Company has identified a new merchant vendor that will permit the GCC Superstore to carry certain products such as CBD and Kratom. Once fully implemented, sales transactions can be completed on the GCC Superstore. Please see NOTE K - SUBSEQUENT EVENTS for further information.

Definitions of Key Metrics

Total customers (“Customers”) is defined as every customer who currently has an account through the Company’s GCC Superstore presently and in the future. It does not include customers who have deleted their account. It does not reflect active usage over any set period of time.

User Growth and Product Distribution Channels

It is the Company’s plan to have the GCC Superstore app distributed free of charge through the iOS App Store and/or the Google Play Marketplace upon approval by the respective parties. There is no guarantee that either party will approve our app for distribution through their channel. If approved, prospective users will be able to search for the GCC Superstore app during the third quarter of 2018 on these platforms, read user-reviews and make a decision on whether or not to download and utilize the GCC Superstore app.

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The GCC Superstore has primarily gained customers through organic growth - customers telling their friends about the online store. To date, we have not advertised online or through more traditional avenues. In the future, the Company may elect to purchase advertising through Google, trade periodicals or alternative advertising means.

The Greater Cannabis Company, Inc. intends to retain the owners of several widely-followed Instagram, Facebook and Twitter accounts as independent contractors. We estimate there are over 6,000,000 people actively posting about cannabis or following cannabis-related pages on Instagram - our team viewed this as the easiest market for us to capture as these users were already discussing cannabis in a social environment on a mobile application.

Market Conditions

The Greater Cannabis Company, Inc. is poised to take advantage of the rapidly growing cannabis industry.

Cannabis Market Growth and Current Trends

Over the past few years, there have been a series of events that have help further shape the development of the cannabis and mobile technology industries:

●	On August 29, 2013, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalize the medical and adult-use of cannabis. The Cole Memo does not alter the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneys focus their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not cross state lines, keeping dispensaries away from schools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.

●	On January 1, 2014, the first sales of cannabis for adult-use permissible under state law took place in Colorado. This event resulted in significant media coverage for the industry. Since that time, three other states and the District of Columbia have made adult-use permissible under their state law and several states have ballot proposals pending at upcoming elections.

●	On February 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensaries operating legally under state law. In most cases, dispensaries had been forced to operate on a cash basis, presenting significant security and accounting issues. This was a major step in legitimizing and accepting the cannabis industry on a national level. Further, the passing of the Rohrabacher Farr Amendment (defined below) in 2014 and 2015 indicates some level of support in Congress for medicinal cannabis, even if its actual effect is still undetermined. See additional discussion on government regulations in the “Government Regulation” section below.

See additional discussion on government regulations in the “Government Regulation” section below.

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Current States with Laws Permitting the Medical or Adult Use of Cannabis

As of January 23, 2018, 29 states and the District of Columbia have passed laws allowing some degree of medical use of cannabis, while eight of those states and the District of Columbia have also legalized the adult-use of cannabis. The states which have enacted such laws are listed below:

State	Year Passed
1. Alaska*	1998
2. Arizona	2010
3. Arkansas	2016
4. California*	1996
5. Colorado*	2000
6. Connecticut	2012
7. District of Columbia*	2010
8. Delaware	2011
9. Florida	2016
10. Hawaii	2000
11. Illinois	2013
12. Maine*	1999
13. Maryland	2014
14. Massachusetts*	2012
15. Michigan	2008
16. Minnesota	2014
17. Montana	2004
18. Nevada*	2000
19. New Hampshire	2013
20. New Jersey	2010
21. New Mexico	2007
22. New York	2014
23. North Dakota	2016
24. Ohio	2016
25. Oregon*	1998
26. Pennsylvania	2016
27. Rhode Island	2006
28. Vermont	2004
29. Washington*	1998
30. West Virginia	2017

___________

* State has enacted laws permitting the adult use of cannabis, in addition to medical use.

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Public Support for Legalization Increasing

A Gallup poll conducted in October 2013 found that 58% of the American people supported legalizing the adult-use of cannabis, an increase of 22% from 2005. This is the first time in American history the majority of registered voters support the full legalization of cannabis for adult-use. Moreover, 67% of participants aged 35 and below voted in support of recreational adult-use, setting the trend for years to come.

A 2016 ArcView Market Research report predicts an additional 14 states will legalize the adult-use of cannabis and two states will legalize medical-use within the next five years. If public support for cannabis legalization continues to increase, we believe it is likely that Federal policies towards marijuana will be reformed. The combination of additional states legalizing adult-use under state law, expansion of medical-use provisions in states where it is currently permitted under state law and increased public awareness is projected to cause marijuana sales permitted under state law to grow from $1.43 billion in 2013 to $10.2 billion in 2018, according to ArcView Market Research.

The Greater Cannabis Company, Inc.’s business model is designed to scale as marijuana legalization continues to spread. Every state that legalizes the medicinal or adult-use of cannabis expands the number of licensed businesses in the industry, increasing our potential customer base and potential revenues.

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I Controlled Substance under Federal law and, as such, there are several factors that could limit our market and our business. They include, but are not limited to:

●	The Federal government and many private employers prohibit drug use of any kind, including cannabis, even where it is permissible under state law. Random drug screenings and potential enforcement of these employment provisions significantly reduce the size of the potential cannabis market;

●	Enforcement of Federal law prohibiting cannabis occurs randomly and often without notice. This could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predictions;

●	There is no guarantee that additional states will pass measures to legalize cannabis under state law. In many states, public support of legalization initiatives is within the margin of error of pass or fail. This is especially true when a supermajority is needed to pass measures, like in Florida where a state constitutional amendment permitting medical cannabis has been proposed but requires 60% approval to pass. Changes in voters’ attitudes and turnout have the potential to slow or stop the cannabis legalization movement and potentially reverse recent cannabis legalization victories;

●	There has been some resistance and negativity as a result of recent cannabis legalization at the state level, especially as it relates to “drugged driving”. The lack of clearly defined and enforced laws at the state level has the potential to sway public opinion against marijuana legalization; and

●	Even if the Federal government does not enforce the Federal law prohibiting cannabis, the legality of the state laws regarding the legalization of cannabis are being challenged through lawsuits. Oklahoma and Nebraska recently sued Colorado over the legalization of cannabis, and other lawsuits have been brought by private groups and local law enforcement officials. If these lawsuits are successful, state laws permitting cannabis sales may be overturned and significantly reduce the size of the potential cannabis market and affect our business.

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Additional discussion of government regulations is available in the “Government Regulation” section below.

Technology Industry

Mobile Devices Dominate the Industry

Over the past five years, mobile devices have redefined the technology industry. Smartphones were owned by two-thirds of U.S. mobile subscribers as of the fourth quarter of 2013, according to a February 2014 Nielsen Research Report. Smartphone sales worldwide increased 38.4% worldwide in 2013 according to a January 2014 IDC’s Worldwide Quarterly Mobile Phone tracker report. Additionally, 195 million mobile tablets were sold in 2013, an increase of 67.9% year over year, according to a March 2014 Gartner Research Report.

When the rapidly-growing smartphone and tablet market size is combined with the development of fast, reliable and relatively inexpensive data plans from wireless carriers, it becomes clear why mobile applications “Apps” have surged in popularity and value over recent years.

The Rise of Mobile-First Networking

The popularity, market share and value of mobile-first networks are increasing, especially if focused on a niche market.

●	In August 2012, Facebook acquired Instagram for $521 million, a network without significant revenue, but a user base of approximately 100 million.

●	In late 2013, Facebook bid a reported $3 billion to purchase SnapChat, which was rejected by SnapChat’s Board of Directors.

●	In early 2014, Facebook acquired WhatsApp for a reported $18 billion in cash and stock.

Additionally, there has been rapid growth in other mobile user driven niche networks, such as: Whisper (anonymous confessions) recently raised $30 million at a reported $200 million valuation; Vine (short videos) was acquired pre-launch by Twitter for $30 million; and Badoo (adventurers) has a reported valuation of $2 billion.

Fundraising and Previous Offerings

From March 14, 2014 (Date of Inception) through March 31 , 2018 , the Company raised $750.00 through the issuance of two Promissory Notes and $100,850 through the issuance of multiple Convertible Promissory Notes. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

Employees and Consultants

The Greater Cannabis Company, Inc. has 1 part-time employee, and two part-time independent contractors. The Company has utilized the services of two web development firms to build out the GCC Superstore. The Company’s current President, Wayne Anderson, also serves in the role of another publicly traded company, Sylios Corp. The Company anticipates that it will need to retain the services of additional management and key personnel in the near future to further its business plan.

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Amount Spent on Research and Website Development

The Greater Cannabis Company, Inc. invests a significant portion of its operating budget in developing the GCC Superstore. We expect to spend approximately $500,000 during the fiscal year ended December 31, 2018 on further development-related payroll and expenses. We spent $0 on research and development-related salaries for the year ended December 31, 2017 .

Insurance

In 2018 , The Greater Cannabis Company, Inc. will begin offering health, dental and vision insurance to its employees at an estimated monthly cost of $2,000. The Greater Cannabis Company, Inc. also carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Market Conditions

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

Government Regulation

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

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In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “-The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “-FinCEN”).

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Farr Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. The Rohrabacher-Farr Amendment is effective through April 28, 2017, but as an amendment to an appropriations bill, it must be renewed annually. The Compassionate Access Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) has been introduced in the U.S. Senate, which proposes to reclassify cannabis under the CSA to Schedule II, thereby changing the plant from a federally criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

However, as of the date of this filing, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Blumenauer (formerly known as the Rohrabacher-Farr Amendment) has been renewed through September, 2018, and the new administration under President Trump has not yet indicated whether it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or the FinCEN Guidelines. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government. However, as of the date of this filing, we have provided products and services to state-approved cannabis cultivators and dispensary facilities. As a result of our providing ancillary products and services to state-approved cannabis cultivators and dispensary facilities, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the Cole Memo (see “-The Cole Memo”) and the FinCEN Guidelines (see “-FinCEN”), where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

Cole Memo

On August 29, 2013, United States Deputy Attorney General James Cole issued the Cole Memo to United States Attorneys guiding them to prioritize enforcement of Federal law away from the cannabis industry operating as permitted under certain state laws, so long as:

●	cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;

●	the proceeds from sales are not going to gangs, cartels or criminal enterprises;

●	cannabis grown in states where it is legal is not being diverted to other states;

●	cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;

●	there is not any violence or use of fire-arms in the cultivation and sale of marijuana;

●	there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and

●	cannabis is not grown, used, or possessed on Federal properties.

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The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law. We believe we have implemented procedures and policies to ensure we are operating in compliance with the “Cole Memo”. However, we cannot provide assurance that our actions are in full compliance with the Cole Memo or any other laws or regulations. Per The Greater Cannabis Company, Inc. and that of its wholly owned subsidiary, GCC Superstore, LLC, Terms and Conditions:

●	Users must agree that they are located in a state where medical-use or adult-use of cannabis is legal;

●	Users must be of legal age to consume cannabis in their particular state (18 or 21 years old, depending on the state);

●	Users may only post content that is in compliance with their state’s laws;

●	Users may not solicit or distribute cannabis through The Greater Cannabis Company, Inc. or its GCC Superstore;

●	Posting of any other drugs or substances, including prescription pain pills, is prohibited and will result in account termination;

●	Posting of any violence or threat of violence is prohibited and will result in account termination;

●	Posting of any drugged-driving content is prohibited and will result in account termination; and

●	Posting of any copyright-protected content is prohibited and will result in account termination.

We have implemented an aggressive content and account review program to ensure compliance with our Terms and Conditions. When an account is reported, the post is automatically removed from the GCC Superstore until further review. The Greater Cannabis Company, Inc. then reviews the content within 24 hours and either approves it as within our Terms and Conditions or permanently deletes it and bans the Customer’s account.

Our business plan includes allowing cannabis dispensaries to advertise on our website which we believe could be deemed to be aiding and abetting illegal activities, a violation of Federal law. We intend to remain within the guidelines outlined in the Cole Memo. However, we cannot provide assurance that we are in full compliance with the Cole Memo or any other laws or regulations.

Rohrabacher Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015 and remains in effect currently.

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The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws - not against the individuals or businesses that actually carry out cannabis laws - and has continued to sporadically commence enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

Potential Changes to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States has a new administration in 2017, which could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or distribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

Trademarks

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. As of the date of this prospectus, we have not submitted a trademark application for our name, The Greater Cannabis Company, Inc. or that of our subsidiaries, GCC Superstore, LLC, Bud Bank, Inc. or GCC Investment Holdings, LLC. In the event the Company does file an application, there is no guarantee that the U.S. Patent and Trademark Office will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Competitors, Methods of Completion, Competitive Business Conditions

We believe that we face significant direct competition in the retail sector for cannabis paraphernalia. There are several direct competitors such as 420 Science, GRAV, Got Vape and Smoking Cartel just to name a few. In addition, several of the GCC Superstore suppliers sell directly to consumers. The Company believes the density of cannabis consumers and the wide product selection are what will make The Greater Cannabis Company, Inc. and The GCC Superstore attractive to cannabis consumers and will help to serve as our main competitive advantage.

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Legal Proceedings

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Reports to Security Holders

We are required to file reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website for investors at http://greatercannabiscompany.com/sec-filings/.

PROPERTIES

Since our inception on March 14, 2014, we have shared space with our former parent company, Sylios Corp. Our current office space is located at 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701. As our operations grow, we anticipate requiring additional space at some point during 201 8 . There is no guarantee that we will remain in Florida. We are currently not party to any lease agreement and do not have to reimburse Sylios Corp for our office space. In the event The Greater Cannabis Company, Inc. retains new management, we will most likely be required to find new office space.

We do not own any real property.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

The Greater Cannabis Company, Inc. (f/k/a The Greater Cannabis Company, LLC) was organized in the State of Florida on March 14, 2014. Since our inception, we have generated only minimal revenues from business operations. Our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital to pay our ongoing operational costs. Accordingly, we must locate sources of capital to pay our operational costs.

The Greater Cannabis Company, Inc.’s business model is designed to scale as marijuana legalization continues to spread: every state that legalizes the medicinal or adult-use of cannabis expands the number of licensed businesses in the industry, increasing our potential revenue.

Our operational expenditures over the next twelve months will be primarily related to the development of our wholly owned subsidiary, GCC Superstore, our direct investments within other private cannabis related entities and the costs related to remaining a fully reporting company with the SEC.

The Company’s online store, GCC Superstore, which opened in June 2017, will continue to add products related to the cannabis industry, and more specifically smoking, CBD and Hemp related products such as pipes, shredders, vaporizers, vape pens, liquids, CBD oil and accessories. The Company’s plan for the remainder of calendar 2018 is to increase the number of SKUs carried at our online store to 2000+ and to expand our available suppliers and brands to compliment our current product categories and expand on the sub-categories. Our costs associated with expanding our product selection and product categories mainly resides with the development of our online store’s website. We anticipate hiring an in-house graphic artist and web developer during the third quarter of 2018 to more efficiently address our website with this expansion. Please see NOTE K - SUBSEQUENT EVENTS for further information.

Most of our agreements with suppliers for products carried on our online store, Wholesale Agreements, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to carry certain products. This, in turn, could negatively affect our ability to meet consumer demand for certain products and thus possibly end our relationship with a customer. Upon expiration or termination of these agreements, our competitors may be able to enter into wholesale agreements to carry products from our existing suppliers which will put the company at a competitive disadvantage in the market.

As part of our business model, the Company may, at its election, directly invest in private entities within the cannabis sector either through stock purchase agreements, debentures, joint ventures or a hybrid of each. The Company’s planned investments will focus on those entities whose near-term goals are to maximum shareholder value through the filing of an initial public offering or a corporate event that takes the entity from private to public.

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On July 17, 2017, the Company entered into a Convertible Promissory Note and Warrant and Subscription Agreement with Xeraflop Technologies, Inc. (“Xeraflop”). Under the terms of the Agreement, the Company was to invest a total of One Hundred Thousand and NO/100 Dollars ($100,000) upon a successful going public event. The Note was to accrue interest at 12% annually and mature on June 30, 2018. At the Company’s election, the principal and interest could be converted into Series 2 common shares of Xeraflop with written notice. The Company was also granted the right to purchase 20% warrant coverage based on the Company’s principal investment with a strike price equivelant to the equity round financing. The Company’s investment in Xeraflop was dependent on the Company obtaining an effective Registration Statement and successful 15C211 filing prior to the Closing of the financing round by Xeraflop. In the event neither of these events occurred, the Company was not to be able to participate in this round of financing with Xeraflop. The Xeraflop financing round closed prior to the Company receiving notification of its trading status. Therefore, the Company was not able to participate in this round of financing.

The Company will continue to identify future investment opportunities in the cannabis sector over the next 6-12 months. Until our operations are profitable, we will need to rely on outside funding to participate in any future direct investments. We anticipate on participating in 2-3 additional direct investments in calendar 2018 with direct investment proceeds of $ 3 00,000-$ 5 00,000. There is no guarantee that the Company will be able to fund additional direct investments. In the event we are unable to retain funds from company profits or third parties to participate in direct investments, this aspect of our business model will be negatively impacted.

12 MONTH MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The Milestones encompass what management believes the Company needs to accomplish to be successful. The Milestones are broken down by quarters and projected costs.

Assumptions:

Accounting/Audit related fees, edgar fees and legal and professional fees are compliance related and are not included within the Company’s Business milestones.

Quarterly Milestones:

A. 0-3 Months

○	Lease office space in Florida at a cost of $21,600 annually

○	Hire a graphic artist/web designer for the Company’s GCC Superstore and to design and develop websites for the Company’s subsidiary, Bud Bank, Inc. at a projected cost of $70,000 annually not inclusive of benefits

○	Expand the selection of products and subcategories at the Company’s GCC Superstore

○	Retain consultant for SEO (Search Engine Optimization) web services

○	Complete accounting including audit review for quarter end and file 10-Q at a cost of $5,000

○	We anticipate starting to generate revenue during this quarter from our GCC Superstore

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B. 4-6 Months

○	Identify additional direct investments with a potential investment amount of $200,000

○	Continue development and build-out of the GCC Superstore including SEO

○	Identify business opportunities for the Company’s wholly owned subsidiary, Bud Bank, Inc.

○	Initiate search for additional key personnel with the goal of hiring a new executive officer and 1-2 ancillary staff members at a projected cost of $120,000 annually for the executive officer not inclusive of benefits and $50,000 annually per ancillary staff member not inclusive of benefits.

○	Complete accounting including audit review for quarter/annual end and file 10-Q at a cost of $ 5,000

○	Appoint 1-2 additional Board members

C. 7-9 Months

○	Continue to build out the GCC Superstore with the addition of brands, products and new categories

○	Identify private entities in the cannabis sector to be acquired by Bud Bank, Inc. with a focus on well developed and profitable seed banks. Acquisition price through cash, stock or a combination of the two to be determined

○	Complete accounting including audit review for quarter end and file 10-K at a cost of $ 20,000

○	Identify additional direct investments with a potential investment amount of $300,000

○	Thorough evaluation of the Company’s business plan to date with a focus on profitability and sustainability

○	Perform website maintenance and upgrades at a projected cost of $10,000 for the quarter

D. 10-12 Months

○	Continue development and build-out of the GCC Superstore including SEO

○	Update GCC website theme based on trends

○	Review SEO plan and make changes as needed

○	Identify additional direct investments with a potential investment amount of $,1,000,000

○	Complete accounting including audit review for quarter end and file 10-Q at a cost of $5,000

○	Develop business plan for years two and three

○	We anticipate that we will start to generate revenue/gains from the Company’s initial direct investment (s).

○	Employee evaluations and changes if needed

The below discussions are as of the date stated (unless specifically noted otherwise) and should be read in conjunction with financial statements and notes thereto for the applicable period referenced. These discussions may include information that has since changed and may not be consistent with other sections of this prospectus.

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Recent Corporate Developments

On March 28, 2018, the Company made an Allonge to Emet Capital Partners, LLC to the Note due on September 14, 2018 and issued by the Company on September 14, 2017. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850 ($13,750 – original Principal Amount of the Debenture + $12,100 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of the Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

On January 9, 2018, the Company and Emet Capital Partners, LLC (collectively, the “Parties”) entered into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates (the “Notes”). Under the terms of the May 25, 2017 Note, the Company was to have a Going Public Event no later than August 27, 2017. As of the date of the Waiver, the Company failed to be quoted on an eligible market. Under the terms of the Waiver, the Company issued the Holder of the Notes a new Note (the “Waiver Note”) in the amount of Twenty Thousand and no/100 dollars ($20,000). The Waiver Note is to bear interest at 5%, is due January 9, 2019 and is convertible at the option of the holder into Company common stock at the Variable Conversion Price. Upon issuing the Waiver Note, the Holder waived the event of default solely as related to timely have a Going Public Event. The Company did not receive any funds for the issuance of the Waiver Note. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

On September 14, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $13,750 in exchange for $12,500 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (September 14, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

On July 20, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new Florida limited liability company, GCC Investment Holdings, LLC. The Articles of Organization were filed with the State of Florida on July 20, 2017. The new entity is a wholly owned subsidiary of The Greater Cannabis Company, Inc. and will serve as the Company’s subsidiary to enter into direct cannabis related investments.

On July 17, 2017, the Company entered into an Advisory Agreement with MCAP, LLC (“MCAP”), whereby MCAP will act as the Company’s advisor in connection with quoting the Company’s securities on OTCQB or OTCQX, Under the terms of the Agreement, the advisor’s services will include rendering advice to the Company with respect to eligibility for becoming quoted on the OTCQB/OTCQX and educating, advising and assisting the Company in complying with its ongoing OTCQB/OTCQX disclosure obligations under current federal and state securities laws. The Company is to compensate MCAP a total of $15,000 with the first payment of $5,000 to be made upon execution of the Advisory Agreement, the second payment of $5,000 to be made on or before August 2, 2017 and the final payment of $5,000 to be made upon the Company’s acceptance on OTCQB/OTCQX. The Company made the initial payment of $5,000 on July 18, 2017. The Company has not made the second or third payments due to MCAP, but the Agreement entered into between the parties is still in effect.

On July 17, 2017, the Company entered into a Convertible Promissory Note and Warrant and Subscription Agreement with Xeraflop Technologies, Inc. (“Xeraflop”). Under the terms of the Agreement, the Company was to invest a total of One Hundred Thousand and NO/100 Dollars ($100,000) upon a successful going public event. The Note was to accrue interest at 12% annually and mature on June 30, 2018. At the Company’s election, the principal and interest could be converted into Series 2 common shares of Xeraflop with written notice. The Company was also granted the right to purchase 20% warrant coverage based on the Company’s principal investment with a strike price equivelant to the equity round financing. The Company’s investment in Xeraflop was dependent on the Company obtaining an effective Registration Statement and successful 15C211 filing prior to the Closing of the financing round by Xeraflop. In the event neither of these events occurred, the Company was not to be able to participate in this round of financing with Xeraflop. The Xeraflop financing round closed prior to the Company receiving notification of its trading status. Therefore, the Company was not able to participate in this round of financing.

On June 19, 2017, a Notice of Conversion was filed for Bud Bank, LLC to effectively convert Bud Bank, LLC from a limited liability company to a Florida for-profit corporation. The company name, Bud Bank, LLC, was changed to Bud Bank, Inc. Included within the filing, Bud Bank, Inc. filed its Articles of Incorporation and authorized 250 million shares of Common stock and 5 million shares of Preferred stock.

In June 2017, we launched our online store, GCC Superstore, with limited merchandise such as pipes, vaporizers, CDB, hemp and cannabis related products.

On May 25, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $55,000 in exchange for $50,000 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 25, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. As part of the Convertible Note, the Company executed a Registration Rights Agreement (the “RRA”) dated May 25, 2017. Among other things, the RRA provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Convertible Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay EMET certain payments for such failures. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

On April 21, 2017, the Company entered into a definitive Asset Acquisition Agreement (the “Agreement”) with Sylios Corp (“Sylios”), whereby the Company acquired Sylios’ wholly owned subsidiary Bud Bank, LLC (“Bud Bank”). Under the Agreement, the Company is obligated to pay Sylios a royalty of 10% of net sales proceeds generated by Bud Bank through its operations up to a total of $50,000 and thereafter for perpetuity pay a royalty of 3% of net sales proceeds generated by Bud Bank through its operations. The transaction closed on June 20, 2017.

On March 21, 2017, the Company entered into a Collateral Agreement with Sylios Corp (“Borrower”) and SLMI Energy Holdings, LLC (“Lender”) whereby the Company is released from any guaranty of the debt between Borrower and Lender. Lender has agreed to release the UCC lien on the Company effective upon execution of the Agreement.

On March 10, 2017, the Company entered into a Board of Directors Service Agreement with Jimmy Wayne Anderson to define the Directors duties and compensation for serving on the Company's Board of Directors. Under the terms of the Agreement, the Director is to receive compensation in the amount of Ten Thousand and no/100 dollars ($10,000.00) and 10,000 shares of the Company's common stock payable on the last calendar day of each quarter as long as Director continues to fulfill his duties and provides the services required.

On March 7, 2017, Sylios Corp received notification from FINRA that they had received the necessary documentation to process the corporate action requested by Sylios and its transfer agent, Pacific Stock Transfer. The Payment Date was revised to March 10, 2017.

On February 22, 2017, the Company and Sylios Corp. entered into a Anti-Dilution Agreement whereby at any time after the date of the Agreement, if the Company shall issue or propose to issue any additional shares of the Company’s common stock, or warrants, options (excluding any options granted to employees of the Company in accordance with any employee plans, now or hereinafter in effect) or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock, Sylios Corp. shall have the right to subscribe for and to purchase at the same price per share that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage or 19.99% of the Company’s issued and outstanding Common Stock.

In January 18, 2017, Sylios Corp (“Sylios”) filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to effect a partial spin-off of its wholly owned subsidiary, The Greater Cannabis Company, Inc., through a stock dividend. Please see NOTE A- NATURE OF OPERATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Spin-off) for further information.

On January 12, 2017, the Company filed a Reinstatement with the State of Florida to bring the Company current.

On January 9, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new Florida limited liability company, GCC Superstore, LLC. The Articles of Organization were filed with the State of Florida on January 13, 2017 with a requested effective date of January 9, 2017. The new entity will become a wholly owned subsidiary of The Greater Cannabis Company, Inc. and will remain as such post spin-off.

On December 24, 2016, the Company entered into a Consulting Agreement with Valvasone Trust for services related to document preparation for the following items: Conversion from a limited liability company to a Florida for profit corporation, Cusip, S-1 registration statement, FINRA corporate action and additional State of Florida filings.

On December 16, 2016, Sylios Corp’s Board of Directors voted to file a Notice of Conversion for its wholly owned subsidiary, The Greater Cannabis Company, LLC. The Notice was filed with the State of Florida Division of Corporations on January 13, 2017 to convert The Greater Cannabis Company, LLC from a limited liability company to a Florida for-profit corporation. The company name, The Greater Cannabis Company, LLC, was changed to The Greater Cannabis Company, Inc. Included within the filing, The Greater Cannabis Company, Inc. filed its Articles of Incorporation and authorized 500 million shares of Common stock and 10 million shares of Preferred stock.

Financing Needs

In order to fund our operations, including the further build-out of the GCC Superstore and direct investments with other private cannabis related entities we rely upon direct investments, partnerships and joint ventures with accredited investors. Once the Company becomes profitable, we intend to fund our operations from free cash flow.

At present, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

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If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. In the event there is a downturn in the U.S. stock and debt markets, this could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders.

Discussion for the twelve months ended December 31, 201 7 and December 31, 2016 (Audited)

Results of Operations:

For the Fiscal Year ended

	31-Dec-1 7		31-Dec-1 6	$ Change
Gross revenue		$209	$-	$209
Operating expenses		622,656	100,000	522,656
Loss from Operations		(622,656)	(100,000)	(522,656)
Other Expense		184,653	3,000	181,653
Net Loss		(807,209)	(103,000)	(704,209)
Net loss per share - basic and diluted	$	(0.03)	$(0.00)	$(0.03)

Revenues

Since our inception in March 2014, we have generated minimal revenue from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us and risks associated with the implementation of our business strategies.

For the year ended December 31, 201 7 , we generated $209 in revenue from sales, as compared to $0 for the year ended December 31, 201 6 , an increase of $209 . Prior to the launch of the GCC Superstore in 2017, the Company offered Company specific merchandise on its corporate website, Greater Cannabis Company, LLC. The Company elected to terminate offering merchandise on its corporate website in June 2016.

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Operating Expenses

Our cost of revenues increased $109 during 2017 , from $0 during fiscal year 2016.

We anticipate that our cost of revenues will increase in 2018 and for the foreseeable future as we continue the development of the Company’s online store, an ecommerce platform hosted externally that we use to sell cannabis and smoking related merchandise to our customer base. We believe the vast majority of The Greater Cannabis Company, Inc.’s revenues and shareholder value will come through the Company’s GCC Superstore, advertising on the GCC Superstore and the Company’s direct investments in private cannabis entities.

We incurred $0 and $0 in advertising expenses during fiscal years 2017 and 2016 , respectively. The Company anticipates that this expense will increase during fiscal year 2018 and going forward.

We incurred $0 and $0 in Payroll and related expenses during fiscal years 2017 and 2016 , respectively. The Company anticipates that it will need to expand its development team for the GCC Superstore and in-house developers by the end of 2018 . Management believes that this will allow it to introduce new features to our products more rapidly, which we expect will result in additional customer growth and revenue.

During the year 2016, the Company provided a provision for nonrecoverability of the Artemis License Agreement costs in the amount of $100,000.

The Greater Cannabis Company, Inc.’s other general and administrative expenses increased to $42,656 during fiscal year 2017 from $0 in 2016 .

The combination of these increasing expenditures resulted in The Greater Cannabis Company, Inc.’s total operating expenses growing to $622,656 in fiscal year 2017 versus $100,000 in 2016 , an increase of $522,656 .

Loss from Operations

The Greater Cannabis Company, Inc.’s Loss from Operations increased to $622,556 for fiscal year 2017 from $100,000 in 2016, an increase of $522,556.

Other Expenses

Other expenses included interest which increased to $4,551 during fiscal year 2017 versus $3,000 in 2016, an increase of $1,551.

Net Loss

For the fiscal year ended 2017 , our net loss increased to $807,209 , as compared to $103,000 for the year ended December 31, 2016, an increase of $704,209 .

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Discussion for the three months ended March 31, 2018 and 2017 (Unaudited)

Results of Operations:

For the three months ended

	31-Mar-18	31-Mar-17		$ Change
Gross revenue	$136		$-	$136
Operating expenses	20,184		529,557	(509,373)
Loss from Operations	(20,120)		(529,557)	509,437
Other Expense	65,183		750	(64,433)
Net Loss	(85,303)		(530,307)	445,004
Net loss per share - basic and diluted	$(0.00)	$	(0.02)	$0.02

Revenues

For the three months ended March 31, 2018 and 2017 , we generated $136 and $0, respectively, in revenue from sales.

Operating Expenses

Our operating expenses decreased from $529,557 for the three months ended March 31, 2017 to $20,184 for the three months ended March 31, 2018.

For the three months ended March 31, 2018, the following expenses were incurred: officer’s stock based compensation $0, director compensation $12,500, stock based consulting fees $0, filings and regulatory fees $0 web hosting $0, legal and professional fees $0, and other general and administrative expenses in the amount of $7,684 .

We incurred $0 and $0 in advertising expenses during the three months ended March 31, 2018 and 2017, respectively. The Company anticipates that this expense will increase during fiscal year 2018 and going forward.

Loss from Operations

The Greater Cannabis Company, Inc.’s Loss from Operations decreased to $20,120 for the three months ended March 31, 2018 from $529,557 in 2017, a decrease of $509,437.

Other Expenses

Other expenses included interest expense in the amount of $1,565 and $75 0 for the three months ended March 31, 2018 and 2017, respectively. For the three months ended March 31, 2018, other expenses also include expense from derivative liability of $21,638 and amortization of debt discount of $ 21,980 .

Net Loss

For the three months ended March 31, 2018, our net loss decreased to $85,303 , as compared to $530,307 for the three months ended March 31, 2017, a decrease of $445,004.

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Liquidity and Capital Resources

Capital Raising

From March 14, 2014 (date of Inception) through March 31, 2018, the Company raised $750.00 through the issuance of two Promissory Notes and $100,850 through the issuance of several Convertible Promissory Notes. Please see NOTE E- NOTES PAYABLE TO THIRD PARTIES for further information.

The majority of funding to operate the Company’s operations has come directly from the Company’s previous parent company, Sylios Corp. As of the date of this filing, the Company has two Notes payable to Sylios Corp in the combined amount of $92,557. Please see NOTE F- NOTES PAYABLE TO RELATED PARTY for further information.

Cash on Hand

Our cash on hand as of December 31, 2017 was $993 as compared to $0 as of December 31, 2016.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. Please see NOTE B- GOING CONCERN for further information.

Use of Cash

We had net cash used in operating activities for the year ended December 31, 2017 and December 31, 2016 of $36,31 5 and $0, respectively.

We had net cash provided in financing activities for the year ended December 31, 2017 and December 31, 2016 of $37,308 and $0, respectively.

Required Capital Over the Next Fiscal Year

We expect to incur losses from operations for the near future. We believe we will have to raise an additional $500,000 to fund our operations through the end of the 2018 fiscal year, including roughly $50,000 to remain current in our filings with the SEC.

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Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay or reduce our commercialization efforts.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”). To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. On August 4, 2017, a market maker filed a Form 211 with the Financial Industry Regulatory Authority (“FINRA”) on behalf of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Wayne Anderson	52	President, Director and Chairman of the Board (Since 2014)

Wayne Anderson, President, Director and Chairman of the Board - Wayne Anderson is the co-founder and acting President and Chairman of the Board of Sylios Corp and has served in this capacity since the Company’s inception in 2008. Mr. Anderson has been instrumental in the establishment and development of each of the Company’s operational subsidiaries. Mr. Anderson leverages nearly 15 years of business experience in the financial and medical sectors prior to founding the Company. Mr. Anderson completed his undergraduate education at the University of Georgia and received his Doctorate degree from Temple University.

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Mr. Anderson will serve in a dual role as President of Sylios Corp. and the Company for the near term. The Company anticipates that it will need to retain additional management and key personnel in the near future.

Sylios Corp

Sylios Corp, based in St. Petersburg, FL, is a holding corporation with operations engaged in the exploration and development of oil and natural gas properties, holdings in equities, alternative investments, corporate debt and site-specific real estate development. For further information, please visit the website at: http://www.sylios.com.

Family Relationships

There are no family relationships among the directors and executive officers.

EXECUTIVE COMPENSATION

Overview

Our executive officer(s) have not received any cash compensation since the date of our formation. We did issue 2,000,000 shares of common stock to our sole officer during the first quarter of 2017 for services rendered on behalf of the Company. Please see NOTE H - ISSUANCES OF COMMON STOCK AND WARRANTS for further information.

Executive Compensation

Our executive officer(s) have not received any cash compensation since the date of our formation. We did issue 2,000,000 shares of common stock to our sole officer during the first quarter of 2017 for services rendered on behalf of the Company. Please see NOTE H - ISSUANCES OF COMMON STOCK AND WARRANTS for further information.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
		(a)	(b)	(c)	(d)(2)			(e)
Wayne Anderson, President, Treasurer, Secretary,	2017	0	0	500,000	0	0	0	0	500,000
Chairman	2016	0	0	0	0	0	0	0	0

(1)	Mr. Anderson currently serves in the role as President (Principal Executive Officer), Acting Chief Financial Officer (Principal Accounting Officer) and Chairman of the Board of Directors. Mr. Anderson has not entered into an Employment Agreement with the Company as of the date of this filing.

(2)	The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment”. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in the Notes to Financial Statements included in this Registration Statement.

	(a)	Accrued salary and salary paid

	(b)	Accrued bonus to employee for execution of employment agreement

	(c)	Delivery of common stock to employee for services rendered on behalf of the Company

	(d)	Options issued to employee for execution of employment agreement.

	(e)	Equity compensation received as a Director of the Company

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Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

As compensation for the services provided as a Director, the Company shall pay to the Director an amount equal to Ten Thousand and no/100 dollars ($10,000.00) and Ten Thousand (10,000) shares of the Company’s common stock, both paid on the last calendar day of each quarter as long as the Director continues to fulfill his duties and provide the services set forth in the Board of Directors Services Agreement. The Director(s) shall begin receiving compensation for services rendered under this Agreement beginning during the second calendar quarter of 2017. No cash compensation or shares of the Company’s common stock have been issued to the Company’s one Director pursuant to the Services Agreement as of the date of this filing. The Company entered into a Board of Directors Services Agreement with Jimmy Wayne Anderson on March 10, 2017. Mr. Anderson began receiving compensation for services rendered under this Agreement beginning during the second calendar quarter of 2017. Mr. Anderson is the Company’s only Director as of the date of this filing. Please see NOTE J – COMMITMENTS AND CONTINGENCIES for further information.

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 201 7 .

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Wayne Anderson	30,000	7,500	37,500

(1)

On March 10, 2017, the Company executed a Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing April 1, 2017 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson 10,000 shares of its common stock for each quarter served. For the twelve months ended December 31, 2017, the Company expensed $37,500 (including $7,500 stock based) under the Agreement, which is included in “Accounts Payable and Accrued Expenses” in the Consolidated Balance Sheet at December 31, 2017.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 26, 2018, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of June 26, 2018, there were 29,380,969 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table below shows the number of shares beneficially owned as of June 26, 2018 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding stock and by all our current directors and executive officers as a group.

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	Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned	Common Stock(3)
Jimmy Wayne Anderson (3)(4) (5)	7,397,499	21.12%
Etrade Financial Corp (6)	3,011,553	8.60%
National Financial Services, LLC (7)	2,721,483	7.77%
Scottrade, Inc. (8)	5,910,041	16.87%
Emet Capital Partners, LLC (9)(10)	5,648,600	16.13%

Officers and Directors as a Group (1 1 )	7,397,499	21.12%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of June 26, 2018 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on June 26, 2018, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of June 26, 2018.

(2) The number of common shares outstanding used in computing the percentages is 35,029,576.

(3) Two million shares were issued to Mr. Anderson for services rendered for the Company. The additional shares included within Mr. Anderson’s ownership include 19,016 shares received as per the stock dividend issued by Sylios Corp, seven shares issued to family members and 5,378,476 shares issued to Sylios Corp. All shares held by family members were received as per the stock dividend issued by Sylios Corp.

(4) The address for Mr. Anderson is 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701.

(5) Sylios Corp is the former parent company of The Greater Cannabis Company. Mr. Anderson is the acting President of Sylios Corp and thus is responsible for the day to day decisions on business activity. The shares held by Sylios Corp are included within “Officers and Directors as a Group.”

(6) The address for Etrade Financial Corp is 11 Times Square, 32 Floor, New York, NY 10036.

(7) The address for National Financial Services, LLC is 200 Liberty St, 5th FL, One World Financial Center, New York, NY 10281.

(8) The address for Scottrade is 500/510 Maryville Center Dr, St. Louis, MO 63141.

(9) The address for Emet Capital Partners, LLC is 395 Pearsall Avenue, Unit D, Cedarhurst, NY 11516.

(10) Includes 5,000,000 shares of the Company’s common stock reserved as per the terms of the Securities Purchase Agreements with Emet Capital Partners, LLC dated May 25, 2017, September 14, 2017 and the Allonge to the September 14, 2017 Securities Purchase Agreement dated March 28, 2018 and 648,600 shares of common stock issuable to EMET Capital Partners, LLC as per the warrants issued on May 25, 2017, September 14, 2017 and March 28, 2018. Only 2,500,000 shares of the total number of reserved shares are included within this Registration Statement. The shares issuable under the warrants are not included within the shares being registered. Please see NOTE H- ISSUANCES OF COMMON STOCK AND WARRANTS and NOTE E - NOTES PAYABLE TO THIRD PARTIES for additional information.

(11) The shares included under “Officers and Directors as a Group” include those held by Mr. Anderson and those held by Sylios Corp.

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Options and Warrants

The Company has issued warrants/options to the persons and upon the terms below:

Name	Date of Issuance	Shares upon Issuance of warrants or options	Exercise Price	Expiration Date
Emet Capital Partners, LLC (i)	05/25/2017	440,000	$0.50	05/25/2022
Emet Capital Partners, LLC (ii)	09/14/2017	110,000	0.50	09/14/2022
Emet Capital Partners, LLC (iii)	03/28/2018	98,600	0.50	03/28/2023
Total		648,600

(i) On May 25, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $55,000. The Promissory Note was partially funded on June 5, 2017 in the amount of $11,000 on June 15, 2017 in the amount of $7,390 and on June 27, 2017 in the amount of $5,715. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 25, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. As part of the Convertible Note, the Company executed a Registration Rights Agreement (the “RRA”) dated May 25, 2017. Among other things, the RRA provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Convertible Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay EMET certain payments for such failures. Please see NOTE G - DERIVATIVE LIABILITY for further information.

(ii) On September 14, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $13,750 in exchange for $12,500 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (September 14, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE G - DERIVATIVE LIABILITY for further information.

(iii) On March 28, 2018, the Company made an Allonge to Emet Capital Partners, LLC to the Note due on September 14, 2018 and issued by the Company on September 14, 2017. The Principal Amount as stated on the face of the Debenture shall be increased to $28,500 ($13,750 – original Principal Amount of the Debenture + $14,750 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE G - DERIVATIVE LIABILITY for further information.

To date, no warrants or options have been issued under shareholder approved plans and no shareholder approved plans currently exist. Please see NOTE H - ISSUANCES OF COMMON STOCK AND WARRANTS for further information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”). To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. On August 4, 2017, a Form 211 was submitted with the Financial Industry Regulatory Authority (“FINRA”) on the Company’s behalf.

Holders

As of June 26 , 2018, the approximate number of stockholders of record of the Common Stock of the Company was 309 .

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Florida Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

Experts

The financial statements for the years ended December 31, 2017 and 2016 for The Greater Cannabis Company, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

71

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at http://greatercannabiscompany.com/corporate-governance/.

Our Board of Directors

Our Board currently consists of one member. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701, Attention: Investor Relations or via e-mail communication at info@greatercannabiscompany.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

None.

72

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth expenses (estimated except for the NASDAQ Listing Fee, SEC registration fees and FINRA notice fee) in connection with the offering described in the Registration Statement:

SEC registration fees	$696.19
Legal fees and expenses	$10,000
Accountants fees and expenses	$10,000
TOTAL	$20,696.19

Item 14. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that:

●	The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to “director”, “officer”, “employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

73

Any indemnification as outlined above is not exclusive of any other rights to indemnification afforded by Florida law.

Item 15. Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Since the Company’s inception on March 14, 2014 through March 31, 2018 , the Company issued and/or sold the following unregistered securities:

On March 10, 2017, the Company through its Transfer Agent, Pacific Stock Transfer, issued shares of common stock of The Greater Cannabis Company, Inc. to certificated shareholders of Sylios Corp. Under the announced spin-off/stock dividend, Sylios Corp shareholders as of the Record Date, February 3, 2017, received one share of common stock of The Greater Cannabis Company, Inc. for every 500 shares of common stock of Sylios Corp held. A total of 26,905,969 shares of common stock were issued.

Effective March 22, 2017, the Company issued 100,000 shares of its common stock to a consulting firm entity for service rendered. The $25,000 estimated fair value of the 100,000 shares has been expensed as consulting fees in the three months ended March 31, 2017.

Effective March 31, 2017, the Company issued 2,000,000 shares of its common stock to our Chief Executive Officer, Wayne Anderson, for services rendered. The $500,000 estimated fair value of the 2,000,000 shares has been expensed as officer compensation in the three months ended March 31, 2017.

Effective September 15, 2017, the Company issued 375,000 shares of its common stock to retire a Note Payable to a Third Party.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

74

Item 16. Exhibits and Financial Statement Schedules.

INDEX TO FINANCIAL STATEMENTS

Page
PART I- FINANCIAL INFORMATION
ITEM 1. Financial Statements
Consolidated Balance Sheets as of March 31, 2018 (Unaudited) and December 31, 2017	F-2
Consolidated Statements of Operations for the three months ended March 31, 2018 and 2017 (Unaudited)	F-3
Consolidated Statements of Cash Flows for the three months ended March 31, 2018 and 2017 (Unaudited)	F-4
Notes to Consolidated Financial Statements (Unaudited)	F-5

75

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$993	$993
Total current assets	993	993
Total assets	$993	$993

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$66,918	$61,241
Accrued interest	13,143	11,578
Loans payable to related parties	12,245	9,902
Notes payable to third parties	59,553	37,574
Notes payable to related party	65,917	65,917
Derivative liability	259,142	205,403
Total current liabilities and total liabilities	476,918	391,615

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock; 10,000,000 shares authorized, $.001 par value, as of March 31, 2018 and December 31, 2017, there are no shares outstanding	-	-
Common stock; 500,000,000 shares authorized, $.001 par value, as of March 31, 2018 and December 31, 2017, there are 29,380,969 and 29,380,969 shares outstanding, respectively	29,381	29,381
Additional paid-in capital	495,994	495,994
Accumulated deficit	(1,001,300)	(915,997)

Total stockholders’ (deficiency)	(475,925)	(390,622)
Total liabilities and stockholders’ (deficiency)	$993	$993

The accompanying notes are an integral part of these consolidated financial statements.

F-2

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2018 and 2017 (Unaudited)

	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)
Revenue:
Sales	$136	$-

Cost of sales	72	-

Gross profit	64	-

Operating Expenses:
Officer compensation (including stock-based compensation of $0 and $ 500,000, respectively)	-	500,000
Director Compensation (including stock-based compensation of $2,500 and $0, respectively)	12,500	-
Consulting fees (including stock-based compensation of $0 and $25,000, respectively)	-	25,000
Other selling, general and administrative expenses	7,684	4,557
Total operating expenses	20,184	529,557

Loss from operations	(20,120)	(529,557)

Other expenses:
Expense from derivative liability	21,638	-
Expense from issuance of convertible note to lender in exchange for lender’s waiver of event of default	20,000	-
Interest expense	1,565	750
Amortization of debt discounts	21,980	-
Total other expenses	65,183	750

Net loss	$(85,303)	$(530,307)

Basic and diluted loss per common share	$(.00)	$(.02)

Weighted average common shares outstanding-basic and diluted	29,380,969	26,946,106

The accompanying notes are an integral part of these consolidated financial statements.

F-3

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2018 and 2017 (Unaudited)

	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net (loss)	$(85,303)	$(530,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,500	525,000
Expense from derivative liability	21,638	-
Expense from issuance of convertible note to lender in exchange for lender’s waiver of event of default	20,000	-
Amortization of debt discounts	21,980	-

Changes in operating assets and liabilities:
Accounts payable and accrued expenses	3,177	-
Accrued interest	1,565	750
Net cash used in operating activities	(14,443)	(4,557)

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES
Proceeds from note payable to related party	-	4,557
Proceeds from loans payable to related parties	2,343	-
Proceeds from notes payable to third parties	12,100	750

Net cash provided by financing activities	14,443	5,307

NET INCREASE (DECREASE) IN CASH	-	750

CASH BALANCE, BEGINNING OF PERIOD	993	-

CASH BALANCE, END OF PERIOD	$993	$750-

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-4

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Greater Cannabis Company, Inc. (the “Company”) was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company remained a wholly owned subsidiary of Sylios Corp (“Sylios”) until March 2017. The Company’s business plan is to concentrate on cannabis related investment and development opportunities through its online retail store, direct equity investments, joint ventures, licensing agreements or acquisitions.

The Company’s business model is divided into four operating segments through the Company’s three wholly owned subsidiaries; Bud Bank, Inc., GCC Superstore, LLC and GCC Investment Holdings, LLC:

1. E-commerce- Through the Company’s wholly owned subsidiary, GCC Superstore, LLC, the Company has established an online store whose merchandise includes pipes, vaporizers, grinders, hemp related products, CBD (Cannabidiol) related products and additional products focusing on the cannabis industry. The online store, GCC Superstore, was opened in June 2017 and can be found at www.gccsuperstore.com. At present, the GCC Superstore carries in excess of 1000 products from 20 suppliers and over 50 brands. The online store operates under a “drop-ship” model which affords it the benefit of less capital expenditure on inventory. Please see NOTE J - SUBSEQUENT EVENTS for further information.

2. Advertising- With the development of the GCC Superstore, the Company will place directed advertising throughout the online store. Advertising will originate through Google AdSense or direct-advertising sales by the Company. The company will also use social media outlets such as Facebook, Twitter and Instagram in an effort to attract customers with product specific advertisements or posts.

3. Licensing- The Company is actively seeking licensing opportunities in the cannabis sector, for intellectual property, products and dispensary means. At present, the Company does not have any active licensing agreements. On July 31, 2014, the Company entered into a Licensing Agreement with Artemis Dispensing Technologies for the development and resell of an automated dispensing product. Under the collaboration and license agreement, Artemis was to be responsible for the development of a high end automated dispensing product. Upon launch and sales of the product, Artemis was to be responsible for the installation, training and customer support for the hardware and software. The Company was to be responsible for direct sales, addition of key distributors and sublicensing of specific territories within the U.S. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect.

4. Direct Investments- The Company may, at its election, directly invest in private entities within the cannabis sector either through stock purchase agreements, debentures, joint ventures or a hybrid of each through its wholly owned subsidiary GCC Investment Holdings, LLC. The Company’s planned investments will focus on those entities whose near-term goals are to maximize shareholder value through the filing of an initial public offering or a corporate event that takes the entity from private to public.

F-5

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On December 16, 2016, Sylios Corp’s Board of Directors voted to file a Notice of Conversion for its wholly owned subsidiary, The Greater Cannabis Company, LLC. The Notice was filed with the State of Florida Division of Corporations on January 13, 2017 to convert The Greater Cannabis Company, LLC from a limited liability company to a Florida for-profit corporation. The company name, The Greater Cannabis Company, LLC, was changed to The Greater Cannabis Company, Inc. Included within the filing, The Greater Cannabis Company, Inc. filed its Articles of Incorporation and authorized 500 million shares of Common stock and 10 million shares of Preferred stock.

On January 9, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new entity, GCC Superstore, LLC. The Articles of Organization were filed with the State of Florida on January 13, 2017 with a requested effective date of January 9, 2017.

On January 18, 2017, Sylios Corp filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to effect a partial spin-off of its wholly owned subsidiary, The Greater Cannabis Company, Inc, through a stock dividend. Please see NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Spin-off) for further information.

On February 22, 2017, the Company and Sylios Corp. entered into a Anti-Dilution Agreement whereby at any time after the date of the Agreement, if the Company shall issue or propose to issue any additional shares of the Company’s common stock, or warrants, options (excluding any options granted to employees of the Company in accordance with any employee plans, now or hereinafter in effect) or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock, Sylios Corp. shall have the right to subscribe for and to purchase at the same price per share that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage of 19.99% of the Company’s issued and outstanding Common Stock.

On March 7, 2017, Sylios Corp received notification from the Financial Industry Regulatory Authority (“FINRA”) that they had received the necessary documentation to process the corporate action requested by Sylios Corp and its transfer agent, Pacific Stock Transfer. The Company’s Payment Date was set at March 10, 2017 and the distribution(s) were made consistent with such approval.

On March 10, 2017, the Company entered into a Board of Directors Service Agreement with Jimmy Wayne Anderson to define the Director’s duties and compensation for serving on the Company’s Board of Directors. Under the terms of the Agreement, the Director is to receive compensation in the amount of Ten Thousand dollars ($10,000) and 10,000 shares of the Company’s common stock payable on the last calendar day of each quarter as long as Director continues to fulfill his duties and provides the services required.

On March 21, 2017, the Company entered into a Collateral Agreement with Sylios Corp (“Borrower”) and SLMI Energy Holdings, LLC (“Lender”) whereby the Company was released from any guaranty of the debt between Borrower and Lender.

On April 21, 2017, the Company entered into a definitive Asset Acquisition Agreement (the “Agreement”) with Sylios Corp (“Sylios”), whereby the Company acquired Sylios’ wholly owned subsidiary Bud Bank, LLC (“Bud Bank”). Under the Agreement, the Company is obligated to pay Sylios a royalty of 10% of net sales proceeds generated by Bud Bank through its operations up to a total of $50,000 and thereafter for perpetuity pay a royalty of 3% of net sales proceeds generated by Bud Bank through its operations. The transaction closed on June 20, 2017.

F-6

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2017, we launched our online store, GCC Superstore, with limited merchandise such as pipes, vaporizers, CDB, hemp and cannabis related products.

On June 19, 2017, a Notice of Conversion was filed for Bud Bank, LLC to effectively convert Bud Bank, LLC from a limited liability company to a Florida for-profit corporation. The company name, Bud Bank, LLC, was changed to Bud Bank, Inc. Included within the filing, Bud Bank, Inc. filed its Articles of Incorporation and authorized 250 million shares of Common stock and 5 million shares of Preferred stock.

On July 17, 2017, the Company entered into a Convertible Promissory Note and Warrant and Subscription Agreement with Xeraflop Technologies, Inc. (“Xeraflop”). Under the terms of the Agreement, the Company was to invest a total of One Hundred Thousand Dollars ($100,000) upon a successful going public event. The Note was to accrue interest at 12% annually and mature on June 30, 2018. At the Company’s election, the principal and interest could be converted into Series 2 common shares of Xeraflop with written notice. The Company was also granted the right to purchase 20% warrant coverage based on the Company’s principal investment with a strike price equivelant to the equity round financing. The Company’s investment in Xeraflop was dependent on the Company obtaining an effective Registration Statement and successful 15C211 filing prior to the Closing of the financing round by Xeraflop. In the event neither of these events occurred, the Company was not to be able to participate in this round of financing with Xeraflop. The Xeraflop financing round closed prior to the Company receiving notification of its trading status. Therefore, the Company was not able to participate in this round of financing.

On July 17, 2017, the Company entered into an Advisory Agreement with MCAP, LLC (“MCAP”), whereby MCAP will act as the Company’s advisor in connection with quoting the Company’s securities on OTCQB or OTCQX, Under the terms of the Agreement, the advisor’s services will include rendering advice to the Company with respect to eligibility for becoming quoted on the OTCQB/OTCQX and educating, advising and assisting the Company in complying with its ongoing OTCQB/OTCQX disclosure obligations under current federal and state securities laws. The Company is to compensate MCAP a total of $15,000 with the first payment of $5,000 to be made upon execution of the Advisory Agreement, the second payment of $5,000 to be made on or before August 2, 2017 and the final payment of $5,000 to be made upon the Company’s acceptance on OTCQB/OTCQX. The Company made the initial payment of $5,000 on July 18, 2017. The Company has not made the second or third payments due to MCAP, but the Agreement entered into between the parties is still in effect.

On July 20, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new Florida limited liability company, GCC Investment Holdings, LLC. The Articles of Organization were filed with the State of Florida on July 20, 2017. The new entity is a wholly owned subsidiary of The Greater Cannabis Company, Inc. and will serve as the Company’s subsidiary to enter into direct cannabis related investments.

On January 9, 2018, the Company and Emet Capital Partners, LLC (collectively, the “Parties”) entered into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates (the “Notes”). Under the terms of the May 25, 2017 Note, the Company was to have a Going Public Event no later than August 27, 2017. As of the date of the Waiver, the Company has failed to be quoted on an exchange. Under the terms of the Waiver, the Company issued the Holder of the Notes a new Note (the “Waiver Note”) in the amount of $20,000 and the Holder waived the event of default solely as related to timely have a Going Public Event. The Company did not receive any funds for the issuance of the Waiver Note.

On March 28, 2018, the Company made an Allonge to Emet Capital Partners, LLC to the Note due on September 14, 2018 and issued by the Company on September 14, 2017. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850.00 ($13,750.00 – original Principal Amount of the Debenture + $12,100.00 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years.

Spin-Off

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.99% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.01% of the issued and outstanding shares of Company common stock after the spin-off).

F-7

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

The consolidated financial statements include the accounts of The Greater Cannabis Company, Inc., and all of its wholly owned subsidiaries, Bud Bank, Inc., GCC Superstore, LLC and GCC Investment Holdings, LLC. On March 10, 2017, the Company was spun-off from its former parent company, Sylios Corp, in a stock dividend. Please see NOTE A- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Spin-off) for further information. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying interim unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial statements and in the opinion of management contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, the Company’s consolidated financial position as of March 31, 2018, and the results of its operations for the three months ended March 31, 2018 and 2017 and cash flows for the three months ended March 31, 2018 and 2017. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2018.

Cash and Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of March 31, 2018, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

F-8

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for derivative liabilities, we had no financial assets or liabilities carried and measured on a recurring or nonrecurring basis during the reporting periods.

Derivative Liabilities

We evaluate stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

F-9

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Website Costs

Website costs are expensed as incurred. For the three months ended March 31, 2018 and 2017, website expense was $161 and $0, respectively.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with obtaining debt financing. These costs are amortized ratably and charged to financing expenses over the term of the related debt.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity Based Payments to Non-Employees”, wherein such awards are expensed over the period in which the related services are rendered.

F-10

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the period ended March 31, 2018, the Company excluded 1,181,800 shares relating to convertible notes payable to third parties (Please see NOTE D - NOTES PAYABLE TO THIRD PARTIES for further information) and 648,600 shares relating to outstanding warrants (Please see NOTE G - ISSUANCES OF COMMON STOCK AND WARRANTS for further information) from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive.

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all prior revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. As amended by the FASB in July 2015, the standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). ASU 2014-09 has had no impact on our Financial statements for the three months ended March 31, 2018.

F-11

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The Company is currently evaluating the impact of ASU 2016-02 on its future financial statements.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-08 has had no impact on our Financial statements for the three months ended March 31, 2018.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify the following two aspects of Topic 606: 1) identifying performance obligations, and 2) the licensing implementation guidance. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-10 has had no impact on our Financial statements for the three months ended March 31, 2018.

NOTE B - GOING CONCERN

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: as of March 31, 2018, we had a cumulative net loss of $1,001,300. For the three months ended March 31, 2018, we used $14,443 cash from operating activities. As of March 31, 2018, we had $993 in cash available to fund operations. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements (which debt service approximates $180,000 through May 2019).

F-12

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE B - GOING CONCERN (continued)

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through May 2019.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

NOTE C - LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consist of:

	March 31, 2018	December 31, 2017
Due to Chief Executive Officer	$9,203	$7,040
Due to Sylios Corp and two subsidiaries of Sylios Corp	3,042	2,862
Total	$12,245	$9,902

The loans are non-interest bearing and are due on demand.

F-13

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE D - NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties consist of:

	March 31, 2018	December 31, 2017
Convertible Promissory Note dated May 25, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due May 25, 2018-less unamortized debt discount of $7,987 and $21,849 at March 31, 2018 and December 31, 2017, respectively (i)	47,013	33,151
Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018-less unamortized debt discount of $6,236 and $9,702 at March 31, 2018 and December 31, 2017, respectively (ii)	7,514	4,048
Convertible Promissory Note dated January 9, 2018 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due January 9, 2019-less unamortized debt discount of $15,562 at March 31, 2018 (iii)	4,438	-
Allonge to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018-less unamortized debt discount of $11,887 at March 31, 2018 (iv)	213	-
Promissory Note dated March 28, 2017 payable to John T. Root, Jr., interest at 4%, due September 28, 2017, convertible into shares of common stock at a conversion price of $.001 per share.	375	375
Total	$59,553	$37,574

(i) On May 25, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $55,000 in exchange for $50,000 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 25, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. As part of the Convertible Note, the Company executed a Registration Rights Agreement (the “RRA”) dated May 25, 2017. Among other things, the RRA provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Convertible Note and the warrant and to have declared effective such Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on August 31, 2017. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(ii) On September 14, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $13,750 in exchange for $12,500 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (September 14, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(iii) On January 9, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $20,000 in exchange for entry into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates. The Company received $0 cash from issuance of the Convertible Note. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 9, 2019) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(iv) On March 28, 2018, the Company made an Allonge to the Convertible Debenture due September 14, 2018 (hereinafter the “Allonge”) to Emet Capital Partners, LLC. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850 ($13,750 – original Principal Amount of the Debenture + $12,100 Allonge. The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, the Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

F-14

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE E - NOTES PAYABLE TO RELATED PARTY

Notes payable to related party consist of:

	March 31, 2018	December 31, 2017
Promissory Note dated August 12, 2014 payable to Sylios Corp, interest at 3%	$61,360	$61,360
Promissory Note dated March 31, 2017 payable to Sylios Corp, interest at 3%, due September 30, 2017	4,557	4,557
Total	$65,917	$65,917

NOTE F - DERIVATIVE LIABILITY

The derivative liability at March 31, 2018 and December 31, 2017 consisted of:

	March 31, 2018	December 31, 2017
Convertible Promissory Note dated May 25, 2017 payable to EMET Capital Partners, LLC Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	$58,168	$65,868
Warrants issued to EMET in connection with the above Convertible Promissory Note dated May 25, 2017. Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	95,260	96,580
Convertible Promissory Note dated September 14, 2017 payable to EMET Capital Partners, LLC Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	16,929	18,381
Warrants issued to EMET in connection with the above Convertible Promissory Note dated September 14, 2017. Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	24,288	24,574
Convertible Promissory Note dated January 9, 2018 payable to EMET Capital Partners, LLC Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	27,296	-
Allonge dated March 28, 2018 to the Convertible Promissory Note dated September 14, 2017 Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	14,898	-
Warrants issued to EMET in connection with the above Allonge dated March 28, 2018 to the Convertible Promissory Note dated September 14, 2017. Please see NOTE D – NOTES PAYABLE TO THIRD PARTIES for further information	22,303	-
Total derivative liability	$259,142	$205,403

The Convertible Promissory Notes (the “Notes”) and the warrants contain obligations to reduce the conversion price of the Notes and the exercise price of the Warrants in the event that the Company sells, grants or issues any non-excluded shares, options, warrants or any convertible instrument at a price below the conversion price of the Notes and the exercise price of the Warrants (“ratchet-down” provisions). The Notes also contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants is indeterminate.

F-15

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE F - DERIVATIVE LIABILITY (continued)

The fair value of the derivative liability was measured at the respective issuance dates and at March 31, 2018 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at March 31, 2018 were (1) stock price of $0.25 per share, (2) conversion price of $0.125 per share, (3) terms ranging from 2 months to 1 year, (4) expected volatility of 161%, and (5) risk free interest rates ranging from 1.68% to 2.01%. Assumptions used for the calculation of the derivative liability of the warrants at March 31, 2018 were (1) stock price of $0.25 per share, (2) exercise price of $0.50 per share, (3) terms ranging from 50 months to 5 years, (4) expected volatility of 161%, and (5) risk free interest rates ranging from 2.42% to 2.56%.

NOTE G - ISSUANCES OF COMMON STOCK AND WARRANTS

Common Stock

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.99% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.01% of the issued and outstanding shares of Company common stock after the spin-off).

Prior to the spin-off, the Company was a wholly owned subsidiary of Sylios Corp. The accompanying financial statements retroactively reflect the spin-off transaction.

Effective March 22, 2017, the Company issued 100,000 shares of its common stock to a consulting firm entity for service rendered. The $25,000 estimated fair value of the 100,000 shares has been expensed as consulting fees in the three months ended March 31, 2017.

Effective March 31, 2017, the Company issued 2,000,000 shares of its common stock to our Chief Executive Officer, Wayne Anderson, for services rendered. The $500,000 estimated fair value of the 2,000,000 shares has been expensed as officer compensation in the three months ended March 31, 2017.

Effective September 15, 2017, the Company issued 375,000 shares of its common stock to retire a Note Payable to a Third Party.

Warrants

On May 25, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE D - NOTES PAYABLE TO THIRD PARTIES for further information).

On September 14, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE D - NOTES PAYABLE TO THIRD PARTIES for further information).

F-16

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017 (Unaudited)

NOTE G - ISSUANCES OF COMMON STOCK AND WARRANTS (continued)

On March 28, 2018, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant has not requested that the Company register the common shares to be issued under the warrant. (Please see NOTE D - NOTES PAYABLE TO THIRD PARTIES for further information).

As of March 31, 2018, the Company has three warrants issued and outstanding granting the holders the right to purchase up to a total of 648,600 shares of its common stock.

NOTE H - INCOME TAXES

At March 31, 2018 the Company has available for federal income tax purposes a net operating loss carry forward of approximately $133,792, of which $94,607 expires in the year 2037, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited. All or a portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses and other items. Loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

The Company’s deferred taxes as of March 31, 2018 and December 31, 2017 consist of the following:

	March 31, 2018	December 31, 2017
Non-Current deferred tax asset:	-
Net operating loss carry-forwards (a)	$28,096	$19,867
Valuation allowance (a)	(28,096)	(19,867)
Net non-current deferred tax asset	$-	$-

The income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% for 2018 and 35% for 2017 to pretax income due to the following:

	Three Months Ended
	March 31, 2018	March 31, 2017
Expected tax at 21% for 2018 (a) and 35% for 2017	$(17,914)	$(185,607)
Non-deductible stock-based compensation	525	183,750
Non-deductible expense from derivative liability	4,544	-
Non-deductible amortization of debt discounts	4,616	-
Change in Valuation allowance	8,229	1,857
Provision for (benefit from) income taxes	$-	$-

(a)	As a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, the United States corporate income tax rate was changed to 21% effective January 1, 2018. Accordingly, we reduced our deferred income tax asset relating to our net operating loss carryforward (and the valuation allowance thereon) by $13,245 from $33,112 to $19,867 as of December 31, 2017.

All tax years remain subject to examination by the Internal Revenue Service.

NOTE I - COMMITMENTS AND CONTINGENCIES

Directors Service Agreement

On March 10, 2017, the Company executed a Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing April 1, 2017 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson 10,000 shares of its common stock for each quarter served. For the three months ended March 31, 2018, the Company expensed $12,500 (including $2,500 stock based) under the Agreement. At March 31, 2018 and December 31, 2017, $50,000 due Mr. Anderson (including $10,000 stock based) and $37,500 due Mr. Anderson (including $7,500 stock based) is included in “Accounts Payable and Accrued Expenses” in the Consolidated Balance Sheets at March 31, 2018 and December 31, 2017, respectively.

Occupancy

From March 14, 2014 (inception) to March 31, 2018 and continuing, the Company has used office space provided by its former parent company, Sylios Corp, at no cost to the Company.

NOTE J - SUBSEQUENT EVENTS

In April 2018, the Company entered into negotiations with a third party to outsource the day to day operations of its ecommerce division inclusive of the GCC Superstore. No definitive terms have been reached, but both parties are working towards an Agreement. Under the proposed agreement, the GCC Superstore will be redesigned and product categories expanded. As such, the Company has elected to temporarily take the GCC Superstore offline while the cosmetic and backend work is being completed.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Greater Cannabis Company, Inc.

Opinion on the Financial Statements

I have audited the accompanying consolidated balance sheets of The Greater Cannabis Company, Inc. (the “Company”) as of December 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In my opinion, the financial statements present fairly, in all material respects, the financial position of The Greater Cannabis Company, Inc. as of December 31, 2017 and 2016 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the Company’s financial statements based on my audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audit in accordance with the standards of the PCAOB. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audit I am required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.

My audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe that my audit provides a reasonable basis for my opinion.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

April 26 , 2018

I have served as the Company’s auditor since 2017.

F-18

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS
CURRENT ASSETS
Cash	$993	$-
Total current assets	993	-

OTHER ASSETS
Artemis License Agreement costs (net of allowance for nonrecoverability of costs of $100,000 and $100,000, respectively)	-	-

Total assets	$993	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$61,241	$-
Accrued interest	11,578	7,027
Loans payable to related parties	9,902	1,761
Notes payable to third parties	37,574	-
Notes payable to related party	65,917	100,000
Derivative liability	205,403	-
Total current liabilities and total liabilities	391,615	108,788

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock; 10,000,000 shares authorized, $.001 par value, as of December 31, 2017 and 2016, there are no shares outstanding	-	-
Common stock; 500,000,000 shares authorized, $.001 par value, as of December 31, 2017 and 2016, there are 29,380,969 and 26,905,969 shares outstanding, respectively	29,381	26,906
Additional paid-in capital	495,994	(26,906)
Accumulated deficit	(915,997)	(108,788)

Total stockholders’ (deficiency)	(390,622)	(108,788)
Total liabilities and stockholders’ (deficiency)	$993	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016

Revenue:
Sales	$209	$-

Cost of sales	109	-

Gross profit	100	-

Operating Expenses:
Officer compensation (including stock-based compensation of $500,000 and $ 0, respectively)	500,000	-
Director Compensation (including stock-based compensation of $7,500 and $0, respectively)	37,500	-

Consulting fees (including stock-based compensation of $25,000 and $0, respectively)	42,500	-
Provision For nonrecovery of Artemis License Agreement costs	-	100,000
Other selling, general and administrative expenses	42,656	-
Total operating expenses	622,656	100,000

Loss from operations	(622,556)	(100,000)

Other expenses:
Expense from derivative liability	142,903	-
Interest expense	4,551	3,000
Amortization of debt discounts	37,199	-
Total other expenses	184,653	3,000

Net loss	$(807,209)	$(103,000)

Basic and diluted loss per common share	$(.03)	$(.00)

Weighted average common shares outstanding-basic and diluted	27,978,345	26,905,969

The accompanying notes are an integral part of these consolidated financial statements.

F-20

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY)

For the years ended December 31, 2017 and 2016

	Common stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2015	26,905,969	$26,906	$(26,906)	$(5,788)	$(5,788)
Net (loss) for the year ended December 31, 2016	-	-	-	(103,000)	(103,000)
Balance at December 31, 2016	26,905,969	26,906	(26,906)	(108,788)	(108,788)
Issuance of restricted common stock to Company chief executive Officer for services rendered	2,000,000	2,000	498,000	-	500,000
Issuance of restricted common stock to consultant for services rendered	100,000	100	24,900	-	25,000
Issuance of restricted common stock to retire note payable to a third party	375,000	375	-	-	375
Net (loss) for the year ended December 31, 2017 (restated)	-	-	-	(807,209)	(807,209)
Balance at December 31, 2017	29,380,969	$29,381	$495,994	$(915,997)	$(390,622)

The accompanying notes are an integral part of these statements.

F-21

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
OPERATING ACTIVITIES
Net (loss)	$(807,209)	$(103,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	532,500	-
Expense from derivative liability	142,903	-
Amortization of debt discounts	37,199	-
Provision for nonrecoverability of Artemis License Agreement costs	-	100,000

Changes in operating assets and liabilities:
Accounts payable and accrued expenses	53,741	-
Accrued interest	4,551	3,000
Net cash provided by (used in ) operating activities	(36,315)	-

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES
Proceeds from note payable to related party	4,557	-
Payments on note payable to related party	(38,640)	-
Proceeds from loans payable to related parties	8,141	-
Proceeds from notes payable to third parties	63,250	-

Net cash provided by financing activities	37,308	-

NET INCREASE (DECREASE) IN CASH	993	-

CASH BALANCE, BEGINNING OF PERIOD	-	-

CASH BALANCE, END OF PERIOD	$993	$-
Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash Financing Activity:
Issuance of common stock in settlement of note payable to third party	$375	$-

The accompanying notes are an integral part of these statements

F-22

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Greater Cannabis Company, Inc. was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company remained a wholly owned subsidiary of Sylios Corp until March 2017. The Company’s business plan is to concentrate on cannabis related investment and development opportunities through its online retail store, direct equity investments, joint ventures, licensing agreements or acquisitions.

The Company’s business model is divided into four operating segments through the Company’s three wholly owned subsidiaries; Bud Bank, Inc., GCC Superstore, LLC and GCC Investment Holdings, LLC:

1. E-commerce- Through the Company’s wholly owned subsidiary, GCC Superstore, LLC, the Company has established an online store whose merchandise includes pipes, vaporizers, grinders, hemp related products, CBD (Cannabidiol) related products and additional products focusing on the cannabis industry. The online store, GCC Superstore, was opened in June 2017 and can be found at www.gccsuperstore.com. At present, the GCC Superstore carries in excess of 1000 products from 20 suppliers and over 50 brands. The online store operates under a “drop-ship” model which affords it the benefit of less capital expenditure on inventory. Please see NOTE K - SUBSEQUENT EVENTS for further information.

2. Advertising- With the development of the GCC Superstore, the Company will place directed advertising throughout the online store. Advertising will originate through Google AdSense or direct-advertising sales by the Company. The company will also use social media outlets such as Facebook, Twitter and Instagram in an effort to attract customers with product specific advertisements or posts.

3. Licensing- The Company is actively seeking licensing opportunities in the cannabis sector, for intellectual property, products and dispensary means. At present, the Company does not have any active licensing agreements. On July 31, 2014, the Company entered into a Licensing Agreement with Artemis Dispensing Technologies for the development and resell of an automated dispensing product. Under the collaboration and license agreement, Artemis was to be responsible for the development of a high end automated dispensing product. Upon launch and sales of the product, Artemis was to be responsible for the installation, training and customer support for the hardware and software. The Company was to be responsible for direct sales, addition of key distributors and sublicensing of specific territories within the U.S. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect. Please see NOTE C- ARTEMIS LICENSING AGREEMENT for further information.

4. Direct Investments- The Company may, at its election, directly invest in private entities within the cannabis sector either through stock purchase agreements, debentures, joint ventures or a hybrid of each through its wholly owned subsidiary GCC Investment Holdings, LLC. The Company’s planned investments will focus on those entities whose near-term goals are to maximum shareholder value through the filing of an initial public offering or a corporate event that takes the entity from private to public. Investments will be made through the Company’s wholly owned subsidiary GCC Investment Holdings, LLC.

On July 31, 2014, the Company entered into a Licensing Agreement with Artemis Dispensing Technologies (“Artemis”) for the development and resell of an automated dispensing product. Under the collaboration and license agreement, Artemis was to be responsible for the development of a high end automated dispensing product. Upon launch and sales of the product, Artemis was to be responsible for the installation, training and customer support for the hardware and software. The Company was to be responsible for direct sales, addition of key distributors and sublicensing of specific territories within the U.S. Under the terms of the agreement, the Company was to pay to Artemis a licensing fee in the total amount of $500,000 broken into tranches and based on development parameters. Artemis was to receive a percentage of transaction fees generated on a monthly basis per unit. The Company was to receive revenue generated directly from sales either though its website or sales staff, a royalty from sales generated through third party vendors/distributors or a percentage of any sub-licenses sold. In addition, the Company was to have the first right of refusal to purchase a license for the use of the same technology in other countries. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect. Please see NOTE C- ARTEMIS LICENSING AGREEMENT for additional information.

F-23

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On December 16, 2016, Sylios Corp’s Board of Directors voted to file a Notice of Conversion for its wholly owned subsidiary, The Greater Cannabis Company, LLC. The Notice was filed with the State of Florida Division of Corporations on January 13, 2017 to convert The Greater Cannabis Company, LLC from a limited liability company to a Florida for-profit corporation. The company name, The Greater Cannabis Company, LLC, was changed to The Greater Cannabis Company, Inc. Included within the filing, The Greater Cannabis Company, Inc. filed its Articles of Incorporation and authorized 500 million shares of Common stock and 10 million shares of Preferred stock.

On January 9, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new entity, GCC Superstore, LLC. The Articles of Organization were filed with the State of Florida on January 13, 2017 with a requested effective date of January 9, 2017.

In January 18, 2017, Sylios Corp filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to effect a partial spin-off of its wholly owned subsidiary, The Greater Cannabis Company, Inc, through a stock dividend. Please see NOTE A- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Spin-off) for further information.

On February 22, 2017, the Company and Sylios Corp. entered into a Anti-Dilution Agreement whereby at any time after the date of the Agreement, if the Company shall issue or propose to issue any additional shares of the Company’s common stock, or warrants, options (excluding any options granted to employees of the Company in accordance with any employee plans, now or hereinafter in effect) or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock, Sylios Corp. shall have the right to subscribe for and to purchase at the same price per share that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage or 19.99% of the Company’s issued and outstanding Common Stock.

On March 7, 2017, Sylios Corp received notification from the Financial Industry Regulatory Authority (“FINRA”) that they had received the necessary documentation to process the corporate action requested by Sylios Corp and its transfer agent, Pacific Stock Transfer. The Company’s Payment Date was set at March 10, 2017 and the distribution(s) were made consistent with such approval.

On March 10, 2017, the Company entered into a Board of Directors Service Agreement with Jimmy Wayne Anderson to define the Director’s duties and compensation for serving on the Company’s Board of Directors. Under the terms of the Agreement, the Director is to receive compensation in the amount of Ten Thousand and no/100 dollars ($10,000) and 10,000 shares of the Company’s common stock payable on the last calendar day of each quarter as long as Director continues to fulfill his duties and provides the services required.

On March 21, 2017, the Company entered into a Collateral Agreement with Sylios Corp (“Borrower”) and SLMI Energy Holdings, LLC (“Lender”) whereby the Company is released from any guaranty of the debt between Borrower and Lender. Lender agreed to release the UCC lien on the Company effective upon execution of the Agreement.

On April 21, 2017, the Company entered into a definitive Asset Acquisition Agreement (the “Agreement”) with Sylios Corp (“Sylios”), whereby the Company acquired Sylios’ wholly owned subsidiary Bud Bank, LLC (“Bud Bank”). Under the Agreement, the Company is obligated to pay Sylios a royalty of 10% of net sales proceeds generated by Bud Bank through its operations up to a total of $50,000 and thereafter for perpetuity pay a royalty of 3% of net sales proceeds generated by Bud Bank through its operations. The transaction closed on June 20, 2017.

F-24

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2017, we launched our online store, GCC Superstore, with limited merchandise such as pipes, vaporizers, CDB, hemp and cannabis related products.

On June 19, 2017, a Notice of Conversion was filed for Bud Bank, LLC to effectively convert Bud Bank, LLC from a limited liability company to a Florida for-profit corporation. The company name, Bud Bank, LLC, was changed to Bud Bank, Inc. Included within the filing, Bud Bank, Inc. filed its Articles of Incorporation and authorized 250 million shares of Common stock and 5 million shares of Preferred stock.

On July 17, 2017, the Company entered into a Convertible Promissory Note and Warrant and Subscription Agreement with Xeraflop Technologies, Inc. (“Xeraflop”). Under the terms of the Agreement, the Company was to invest a total of One Hundred Thousand and NO/100 Dollars ($100,000) upon a successful going public event. The Note was to accrue interest at 12% annually and mature on June 30, 2018. At the Company’s election, the principal and interest could be converted into Series 2 common shares of Xeraflop with written notice. The Company was also granted the right to purchase 20% warrant coverage based on the Company’s principal investment with a strike price equivelant to the equity round financing. The Company’s investment in Xeraflop was dependent on the Company obtaining an effective Registration Statement and successful 15C211 filing prior to the Closing of the financing round by Xeraflop. In the event neither of these events occurred, the Company was not to be able to participate in this round of financing with Xeraflop. The Xeraflop financing round closed prior to the Company receiving notification of its trading status. Therefore, the Company was not able to participate in this round of financing.

On July 17, 2017, the Company entered into an Advisory Agreement with MCAP, LLC (“MCAP”), whereby MCAP will act as the Company’s advisor in connection with quoting the Company’s securities on OTCQB or OTCQX, Under the terms of the Agreement, the advisor’s services will include rendering advice to the Company with respect to eligibility for becoming quoted on the OTCQB/OTCQX and educating, advising and assisting the Company in complying with its ongoing OTCQB/OTCQX disclosure obligations under current federal and state securities laws. The Company is to compensate MCAP a total of $15,000 with the first payment of $5,000 to be made upon execution of the Advisory Agreement, the second payment of $5,000 to be made on or before August 2, 2017 and the final payment of $5,000 to be made upon the Company’s acceptance on OTCQB/OTCQX. The Company made the initial payment of $5,000 on July 18, 2017. The Company has not made the second or third payments due to MCAP, but the Agreement entered into between the parties is still in effect.

On July 20, 2017, the Company’s Board of Directors voted to file Articles of Organization to form a new Florida limited liability company, GCC Investment Holdings, LLC. The Articles of Organization were filed with the State of Florida on July 20, 2017. The new entity is a wholly owned subsidiary of The Greater Cannabis Company, Inc. and will serve as the Company’s subsidiary to enter into direct cannabis related investments.

Spin-Off

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.9% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.1% of the issued and outstanding shares of Company common stock after the spin-off).

F-25

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

The consolidated financial statements include the accounts of The Greater Cannabis Company, Inc., and all of its wholly owned subsidiaries, Bud Bank, Inc., GCC Superstore, LLC and GCC Investment Holdings, LLC. On March 10, 2017, the Company was spun-off from its former parent company, Sylios Corp, in a stock dividend. Please see NOTE A- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Spin-off) for further information. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the period ended December 31, 2017, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2017, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

F-26

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. We had no financial assets or liabilities carried and measured on a recurring or nonrecurring basis during the reporting periods.

Derivative Liabilities

We evaluate stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

F-27

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Website Costs

Website costs are expensed as incurred. For the years ended December 31, 2017 and 2016, website expense was $4,695 and $0, respectively.

Deferred Financing Costs

Deferred financing costs represent costs incurred in the connection with obtaining debt financing. These costs are amortized ratably and charged to financing expenses over the term of the related debt.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity Based Payments to Non-Employees”, wherein such awards are expensed over the period in which the related services are rendered.

F-28

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the year ended December 31, 2017, the Company excluded 925,000 shares relating to convertible notes payable to third parties (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information) and 550,000 shares relating to outstanding warrants (Please see NOTE H - ISSUANCES OF COMMON STOCK AND WARRANTS for further information) from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive.

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. As amended by the FASB in July 2015, the standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We are currently evaluating the impact of ASU 2014-09 on our future financial statements.

F-29

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The Company is currently evaluating the impact of ASU 2016-02 on its future financial statements.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). The Company is currently evaluating the impact of ASU 2016-08 on its future financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify the following two aspects of Topic 606: 1) identifying performance obligations, and 2) the licensing implementation guidance. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). The Company is currently evaluating the impact of ASU 2016-10 on its future financial statements.

NOTE B - GOING CONCERN

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: as of December 31, 2017, we had a cumulative net loss of $915,997. For the year ended December 31, 2017, we used $36,315 cash from operating activities. As of December 31, 2017, we had $993 in cash available to fund operations. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements (which debt service approximates $180,000 through April 2019).

F-30

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE B - GOING CONCERN (continued)

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through April 2019.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to our ability to continue as a going concern.

NOTE C - ARTEMIS LICENSING AGREEMENT

Under the terms of the Agreement (Please see NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES for further information), the Company was to pay Artemis a licensing fee of $500,000 payable as follows: (1) $100,000 upon execution of the Agreement (which was paid to Artemis in August 2014), (2) $100,000 in 60 days, (3) $100,000 upon Artemis’ delivery of a functioning prototype, and (4) $200,000 after delivery of the prototype. Due to a lack of funds, the Company failed to pay the $100,000 due within 60 days of the July 31, 2014 Agreement date. Artemis failed to deliver any prototype of the dispensing product to the Company. The initial term of the Agreement expired December 31, 2016 and in the opinion of management the Agreement is no longer in effect.

On December 31, 2016 (expiration date of the initial term of the Agreement), the Company reduced the carrying value of the Artemis Licensing Agreement capitalized costs from $100,000 to $0 and recognized an expense provision for nonrecoverability of Artemis License Agreement costs of $100,000.

NOTE D - LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consist of:

	December 31, 2017	December 31, 2016
Due to Chief Executive Officer	$7,040	$1,477
Due to Sylios Corp and two subsidiaries of Sylios Corp	2,862	284
Total	$9,902	$1,761

The loans are non-interest bearing and are due on demand.

F-31

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE E - NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties consist of:

	December 31, 2017	December 31, 2016
Convertible Promissory Note dated May 25, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due May 25, 2018-less unamortized debt discount of $21,849 at December 31, 2017 (i)	$33,151	$-
Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018-less unamortized debt discount of $9,702 at December 31, 2017 (ii)	4,048	-
Promissory Note dated March 28, 2017 payable to John T. Root, Jr., interest at 4%, due September 28, 2017, convertible into shares of common stock at a conversion price of $.001 per share.	375	-
Total	$37,574	$-

(i) On May 25, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $55,000 in exchange for $50,000 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 25, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. As part of the Convertible Note, the Company executed a Registration Rights Agreement (the “RRA”) dated May 25, 2017. Among other things, the RRA provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Convertible Note and the warrant and to have declared effective such Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on August 31, 2017. Please see NOTE G - DERIVATIVE LIABILITY for further information.

(ii) On September 14, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $13,750 in exchange for $12,500 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (September 14, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE G - DERIVATIVE LIABILITY for further information.

F-32

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE F - NOTES PAYABLE TO RELATED PARTY

Notes payable to related party consist of:

	December 31, 2017	December 31, 2016
Promissory Note dated August 12, 2014 payable to Sylios Corp, interest at 3%	$61,360	$100,000
Promissory Note dated March 31, 2017 payable to Sylios Corp, interest at 3%, due September 30, 2017	4,557	-
Total	$65,917	$100,000

NOTE G - DERIVATIVE LIABILITY

The derivative liability at December 31, 2017 consisted of:

	December 31, 2017	December 31, 2016
Convertible Promissory Note dated May 25, 2017 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	$65,868	$-
Warrants issued to EMET in connection with the above Convertible Promissory Note. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	96,580	-
Convertible Promissory Note dated September 14, 2017 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	18,381	-
Warrants issued to EMET in connection with the above Convertible Promissory Note. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	24,574	-
Total derivative liability	$205,403	$-

The Convertible Promissory Notes (the “Note”) and the warrants contain obligations to reduce the conversion price of the Note and the exercise price of the Warrants in the event that the Company sells, grants or issues any non-excluded shares, options, warrants or any convertible instrument at a price below the conversion price of the Note and the exercise price of the Warrants (“ratchet-down” provisions). The Notes also contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion and exercise features as a derivative liability at the respective issuance dates (total of $222,585 for the year ended December 31, 2017) and charged a total of $62,500 to debt discounts and a total of $160,085 to other expense. The $17,182 decrease in the fair value of the derivative liability from the respective issuance dates of the notes and warrants to the December 31, 2017 measurement date has been credited to other expense.

F-33

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE G - DERIVATIVE LIABILITY (continued)

The fair value of the derivative liability was measured at the respective issuance dates and at December 31, 2017 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at December 31, 2017 were (1) stock price of $0.25 per share, (2) exercise price of $0.125 per share, (3) terms ranging from 5 months to 9 months, (4) expected volatility of 161%, and (5) risk free interest rates ranging from 1.39% to 1.65%. Assumptions used for the calculation of the derivative liability of the warrants at December 31, 2017 were (1) stock price of $0.25 per share, (2) exercise price of $0.50 per share, (3) terms ranging from 53 months to 57 months, (4) expected volatility of 161%, and (5) risk free interest rates ranging from 2.11% to 2.13%.

NOTE H - ISSUANCES OF COMMON STOCK AND WARRANTS

Common Stock

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.9% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.1% of the issued and outstanding shares of Company common stock after the spin-off).

Prior to the spin-off, the Company was a wholly owned subsidiary of Sylios Corp. The accompanying financial statements retroactively reflect the spin-off transaction.

Effective March 22, 2017, the Company issued 100,000 shares of its common stock to a consulting firm entity for service rendered. The $25,000 estimated fair value of the 100,000 shares has been expensed as consulting fees in the three months ended March 31, 2017.

Effective March 31, 2017, the Company issued 2,000,000 shares of its common stock to our Chief Executive Officer, Wayne Anderson, for services rendered. The $500,000 estimated fair value of the 2,000,000 shares has been expensed as officer compensation in the three months ended March 31, 2017.

Effective September 15, 2017, the Company issued 375,000 shares of its common stock to retire a Note Payable to a Third Party.

Warrants

On May 25, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

F-34

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE H - ISSUANCES OF COMMON STOCK AND WARRANTS (continued)

On September 14, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

NOTE I - INCOME TAXES

At December 31, 2017, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $203,395, expiring in the year 2037, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited. All or a portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses and other items. Loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

The Company’s deferred taxes as of December 31, 2017 and December 31, 2016 consist of the following:

	December 31, 2017	December 31, 2016
Net operating loss carry-forwards	$42,713	$38,076
Valuation allowance	(42,713)	(38,076)
Net non-current deferred tax asset	$-	$-

The income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate of 35% to pretax income due to the following:

	Year Ended
	December 31, 2017	December 31, 2016
Expected tax at 35%	$(282,523)	$(36,050)
Non-deductible stock-based compensation	186,375	-
Non-deductible expense from derivative liability	50,016	-
Non-deductible amortization of debt discounts	13,020	-
Remeasurement of deferred income tax assets from 35% to 21% (a)	28,475	-
Change in Valuation allowance	4,637	36,050
Provision for (benefit from) income taxes	$-	$-

(a)	As a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, the United States corporate income tax rate is 21% effective January 1, 2018. Accordingly, we have reduced our deferred income tax asset relating to our net operating loss carryforward (and the valuation allowance thereon) by $28,475 from $71,188 to $42,713 as of December 31, 2017.

All tax years remain subject to examination by the Internal Revenue Service.

F-35

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

NOTE J - COMMITMENTS AND CONTINGENCIES

Directors Service Agreement

On March 10, 2017, the Company executed a Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing April 1, 2017 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson 10,000 shares of its common stock for each quarter served. For the year ended December 31, 2017, the Company expensed $37,500 (including $7,500 stock based) under the Agreement, which is included in “Accounts Payable and Accrued Expenses” in the Consolidated Balance Sheet at December 31, 2017.

Occupancy

From March 14, 2014 (inception) to December 31, 2017 and continuing, the Company has used office space provided by its former parent company, Sylios Corp, at no cost to the Company.

NOTE K - SUBSEQUENT EVENTS

On January 9, 2018, the Company and Emet Capital Partners, LLC (collectively, the “Parties”) entered into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates (the “Notes”). Under the terms of the May 25, 2017 Note, the Company was to have a Going Public Event no later than August 27, 2017. As of the date of the Waiver, the Company failed to be quoted on an eligible market. Under the terms of the Waiver, the Company shall issue the Holder of the Notes a new Note (the “Waiver Note”) in the amount of Twenty Thousand and no/100 dollars ($20,000). The Waiver Note is to bear interest at 5%, is due January 9, 2019 and is convertible at the option of the holder into Company common stock at the Variable Conversion Price. Upon issuing the Waiver Note, the Holder shall waive the event of default solely as related to timely have a Going Public Event. The Company did not receive any funds for the issuance of the Waiver Note.

On March 28, 2018, the Company made an Allonge to Emet Capital Partners, LLC to the Note due on September 14, 2018 and issued by the Company on September 14, 2017. The Principal Amount as stated on the face of the Debenture shall be increased to $28,500 ($13,750 – original Principal Amount of the Debenture + $14,750 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years.

In April 2018, the Company entered into negotiations with a third party to outsource the day to day operations of its ecommerce division inclusive of the GCC Superstore. No definitive terms have been reached, but both parties are working towards an Agreement. Under the proposed agreement, the GCC Superstore will be redesigned and product categories expanded. As such, the Company has elected to temporarily take the GCC Superstore offline while the cosmetic and backend work is being completed.

F-36

ITEM 6. EXHIBITS

The following exhibits are filed as part of this report:

No.	Description
3.1	Articles of Organization (previously filed with Form S-1 on June 20, 2017)
3.2	Notice of Conversion (previously filed with Form S-1 on June 20, 2017)
3.3	Articles of Incorporation (previously filed with Form S-1 on June 20, 2017)
3.4	Bylaws (previously filed with Form S-1 on June 20, 2017)
3.5	The Greater Cannabis Company, LLC Reinstatement State of Florida dated January 12, 2017 (previously filed with Form S-1 on June 20, 2017)
3.6	Articles of Organization GCC Investment Holdings, LLC dated July 20, 2017 (previously filed on Amendment No. 2 to Form S-1 on August 8, 2017)
4.1	Specimen certificate of common stock (previously filed with Form S-1 on June 20, 2017)
5.1	Legal Opinion of John T. Root, Jr.
10.1	Anti-Dilution Agreement between Sylios Corp and The Greater Cannabis Company, Inc. dated as of February 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.2	Licensing Agreement with Artemis Technologies (previously filed with Form S-1 on June 20, 2017)
10.3	Valvasone Trust Consulting Agreement dated as of December 24, 2016 (previously filed with Form S-1 on June 20, 2017)
10.4	Asset Acquisition Agreement between Sylios Corp and The Greater Cannabis Company, Inc. dated April 21, 2017 (previously filed with Form S-1 on June 20, 2017)
10.5	Collateral Agreement with SLMI Energy Holdings, LLC and Sylios Corp dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.6	Resale Certificate (previously filed with Form S-1 on June 20, 2017)
10.7	Promissory Note between Sylios Corp and The Greater Cannabis Company, Inc. dated as of August 12, 2014 (previously filed with Form S-1 on June 20, 2017)
10.8	Board of Directors Services Agreement with Jimmy Wayne Anderson dated as of March 10, 2017 (previously filed with Form S-1 on June 20, 2017)
10.9	Promissory Note between The Greater Cannabis Company, Inc. and Expert Witness Locators dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.10	Promissory Note between The Greater Cannabis Company, Inc. and John T. Root, Jr. dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.11	Promissory Note between Sylios Corp and The Greater Cannabis Company, Inc. dated as of March 31, 2017 (previously filed with Form S-1 on June 20, 2017)
10.12	Registration Rights Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.13	Securities Purchase Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.14	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.15	Escrow Agreement among The Greater Cannabis Company, Inc., Emet Capital Partners, LLC and Grushko & Mittman, P.C., as escrow agent, dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.16	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.17	Advisory Agreement between The Greater Cannabis Company, Inc. and MCAP, LLC dated July 17, 2017 (previously filed with Amendment No. 1 to Form S-1 on July 20, 2017)
10.18	Convertible Promissory Note and Warrant Coverage between The Greater Cannabis Company, Inc. and Xeraflop Technologies, Inc. dated July 17, 2017 (previously filed with Amendment No. 1 to Form S-1 on July 20, 2017)
10.19	Securities Purchase Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September 14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.20	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September 14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.21	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.22	Waiver between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of January 9, 2018 (previously filed on Form 8-K on April 2, 2018)
10.23	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of January 9, 2018 (previously filed on Form 8-K on April 2, 2018)
10.24	Allonge made by The Greater Cannabis Company, Inc. to Emet Capital Partners, LLC dated March 28, 2018 (previously filed on Form 10-K on April 17, 2018)
10.25	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of March 28, 2018 (previously filed on Form 10-K on April 17, 2018)
10.26	Amended Allonge made by The Greater Cannabis Company, Inc. to Emet Capital Partners, LLC dated March 28, 2018 (previously filed on Form 8-K on May 17, 2018)
10.27	Allonge made by The Greater Cannabis Company, Inc. to Emet Capital Partners, LLC dated June 13, 2018 (previously filed on Form 8-K on June 15, 2018)
10.28	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of June 13, 2018 (previously filed on Form 8-K on June 15, 2018)
10.29	Adoption Agreement entered into by The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated June 13, 2018 (previously filed on Form 8-K on June 15, 2018)
14.1	Code of Business Conduct and Ethics (previously filed with Form S-1 on June 20, 2017)
21.1	Articles of Organization GCC Superstore, LLC (previously filed with Form S-1 on June 20, 2017)
23.1	Consent of John E. Lux, Esq
23.2	Consent of Michael T. Studer, CPA
Graphic	Corporate logo- GCC (previously filed with Form S-1 on June 20, 2017)
Graphic	Corporate logo GCC Superstore (previously filed with Form S-1 on June 20, 2017)

__________

+ Filed hereby with this Registration Statement.

++ To be filed by subsequent amendment.

XBRL Exhibits will be filed by subsequent amendment.

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Item 17. Undertakings.

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Form S-1 Amendment and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the .City of St. Petersburg, State of Florida, on June 22 , 2018.

THE GREATER CANNABIS COMPANY, INC.

By:	/s/ Wayne Anderson
Wayne Anderson
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Wayne Anderson	President (Principal Executive Officer), Acting Chief Financial Officer	June 27, 2018
(Principal Accounting Officer) and Chairman of the Board of Directors

79